UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SURGALIGN HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SURGALIGN HOLDINGS, INC.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

April 1, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Surgalign Holdings, Inc. (“Surgalign” or the “Company”), to be held at 9:00 a.m., Central Time, on May 4, 2021 (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, conducted via live webcast, as a health precaution in light of the global COVID-19 pandemic. The virtual meeting format allows all of our stockholders the opportunity to participate in the annual meeting no matter where they are located. You or your proxyholder will be able to attend the annual meeting and vote during the meeting by visiting www.virtualshareholdermeeting.com/SRGA2021. You will need to have your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to join the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting. You may submit questions only in advance of the meeting at www.proxyvote.com when you vote your shares. We encourage you to submit any question that is relevant to the proposals presented at the meeting.

The enclosed proxy statement is dated April 1, 2021, and, together with the enclosed form of proxy card, is first being mailed to the stockholders of Surgalign on or about April 1, 2021. The notice and proxy statement accompanying this letter contain details of the business to be conducted at the Annual Meeting.

You will also be asked to consider and vote on a proposal to: (i) elect nine directors to serve for the ensuing year (the “Election of Directors Proposal”); (ii) approve a proposal to amend Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 150,000,000 shares of common stock to 300,000,000 shares of common stock (the “Share Increase Proposal”); (iii) approve the adoption of the proposed Surgalign Holdings, Inc. Employee Stock Purchase Plan (the “ESPP Proposal”); (iv) approve the adoption of the proposed Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan Proposal”); (v) approve (on an advisory basis) the compensation of our named executive officers for 2020, as disclosed in the proxy statement (the ““Say on Pay” Proposal”); and (vi) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Ratification Proposal”).

The board of directors of the Company (the “Board”) unanimously recommends that you vote (i) “FOR” all of the nine nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Share Increase Proposal; (iii) “FOR” the ESPP Proposal; (iv) “FOR” the Incentive Plan Proposal; (v) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” the Auditor Ratification Proposal.

The enclosed proxy statement provides detailed information about the Annual Meeting. We encourage you to read the proxy statement and its annexes carefully and in their entirety. You may also obtain more information about Surgalign from documents we file with the U.S. Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Annual Meeting virtually, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically through the Internet or by telephone. If you attend the Annual Meeting virtually and vote at the Annual Meeting through the meeting website, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee.

If you have any questions or need assistance voting your shares of Surgalign’s common stock, please contact Okapi Partners LLC, our proxy solicitor, by calling, toll-free at (877) 285-5990.

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Terry M. Rich President and Chief Executive Officer	Stuart F. Simpson Chairman of the Board of Directors

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

SURGALIGN HOLDINGS, INC.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2021

To the Stockholders of Surgalign Holdings, Inc. (“Surgalign”):

Surgalign will hold the 2021 Annual Meeting (the “Annual Meeting”) of stockholders of Surgalign on May 4, 2021, at 9:00 a.m., Central Time, virtually by live webcast, for the following purposes:

(1)

to elect nine directors, Sheryl L. Conley, Pawel Lewicki, PhD, Jeffrey C. Lightcap, Thomas A. McEachin, Terry M. Rich, Stuart F. Simpson, Mark D. Stolper, Paul G. Thomas, and Nicholas J. Valeriani, to serve on the board of directors of Surgalign (the “Board”) and hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified (the “Election of Directors Proposal”);

(2)

to consider and vote on the proposal to approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 150,000,000 shares of common stock to 300,000,000 shares of common stock (the “Share Increase Proposal”);

(3)	to consider and vote on the proposal to adopt the Surgalign Holdings, Inc. Employee Stock Purchase Plan (the “ESPP Proposal”);

(4)	to consider and vote on the proposal to adopt the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan Proposal”);

(5)	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement (the ““Say on Pay” Proposal”);

(6)

to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Ratification Proposal”); and

(7)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The above items of business are more fully described in our proxy statement accompanying this notice. We have not received notice of other matters that may be properly presented at the Annual Meeting.

There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Instead, you will be able to attend the Annual Meeting and vote during the meeting by visiting www.virtualshareholdermeeting.com/SRGA2021. You may submit questions only in advance of the meeting at www.proxyvote.com when you vote your shares. We encourage you to submit any question that is relevant to the proposals being presented at the meeting. However, whether or not you plan to attend the Annual Meeting virtually, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions in this proxy statement on how to vote your shares over the Internet, by telephone, or by mailing the enclosed proxy card. Any stockholder attending the Annual Meeting virtually may vote at the Annual Meeting, even if such stockholder has returned a proxy prior to the Annual Meeting.

If your brokerage firm, bank or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted, and your broker, bank or similar organization is required to vote those shares in accordance with your instructions. If you do not provide voting instructions to your brokerage firm, bank or similar organization, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. For purposes of the Annual Meeting, the “routine” matters are the Share Increase Proposal and Auditor Ratification Proposal. This means that if you do not give instructions to your brokerage firm, bank or similar organization with respect to the Share Increase Proposal and Auditor Ratification Proposal, your brokerage firm, bank or similar organization will still be able to vote your shares. If you do not provide voting instructions to your brokerage firm, bank or similar organization, the broker will not be able to vote your shares with respect to the Election of Directors Proposal, ESPP Proposal, Incentive Plan Proposal, and the Say on Pay Proposal. We urge you to instruct your brokerage firm, bank or other similar organization, to vote your shares as recommended by the Board on the proxy or voting instruction card.

The Board has fixed the close of business on March 15, 2021 as the record date for the determination of the stockholders of Surgalign entitled to receive notice of the Annual Meeting. Only Surgalign stockholders of record at the close of business on the record date for the Annual Meeting are entitled to notice of the Annual Meeting. Only holders of record of Surgalign common stock at the close of business on the record date for the Annual Meeting are entitled to vote at the Annual Meeting. A complete list of Surgalign stockholders entitled to vote at the Annual Meeting will be available for review through the meeting website for stockholders who choose to attend and at the executive offices of Surgalign during ordinary business hours for a period of ten days before the Annual Meeting. If you would like to inspect the stockholder list, call our Corporate Secretary at (224) 303-4651 to schedule an appointment.

The Board unanimously recommends that you vote (i) “FOR” all of the nine nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Share Increase Proposal; (iii) “FOR” the ESPP Proposal; (iv) “FOR” the Incentive Plan Proposal; (v) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” the Auditor Ratification Proposal.

As holders of Surgalign stock, your vote is very important. Please vote your shares promptly.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting virtually. Instructions regarding the different methods for voting your shares are provided under the section entitled “Questions and Answers about the Annual Meeting”.

This notice and the accompanying proxy statement are sent by order of the Board.

Joshua H. DeRienzis

General Counsel and Corporate Secretary

Dated: April 1, 2021

ADDITIONAL INFORMATION

The accompanying proxy statement incorporates by reference important business and financial information about Surgalign from documents that are not included in or delivered with the accompanying proxy statement. You can obtain the documents that are incorporated by reference into the accompanying proxy statement (other than certain exhibits or schedules to those documents), without charge, by requesting them in writing or by telephone from Surgalign at the following addresses and telephone numbers, or through the U.S. Securities and Exchange Commission (the “SEC”) website at www.sec.gov:

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

Attn: Chief Financial and Operating Officer, Jonathon M. Singer

Telephone: 224-303-4651

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Annual Meeting. Therefore, if you would like to request documents from Surgalign, please do so by April 27, 2021 in order to receive them before the Annual Meeting.

The accompanying proxy statement includes and contains calculations based upon shares of Surgalign common stock outstanding and entitled to vote and holders of record as of the record date, March 15, 2021.

In addition, if you have questions about the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need to obtain proxy cards or other information related to the proxy statement, please contact Okapi Partners LLC, the proxy solicitor for Surgalign, toll-free at (877) 285-5990. You will not be charged for any of these documents that you request.

For more information, see the section entitled “Where You Can Find Additional Information”, beginning on page 73 of the accompanying proxy statement.

i

ANNEX A: CERTIFICATE OF AMENDMENT	Annex A-1
ANNEX B: ESPP	Annex B-1
ANNEX C: INCENTIVE PLAN	Annex C-1

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a Surgalign stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information” beginning on page 73 of this proxy statement.

Q:	When and where will the Annual Meeting be held?

A:

Due to concerns surrounding the ongoing COVID-19 pandemic and to assist in protecting the health and well-being of our stockholders and employees, the Annual Meeting will take place exclusively in a virtual meeting format on May 4, 2021, at 9:00 a.m., Central Time, and will be held via a live webcast at www.virtualshareholdermeeting.com/SRGA2021 (the “Annual Meeting Website”).

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only holders of record of Surgalign common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

Q:	How can I, as a Surgalign stockholder, attend the Annual Meeting?

A:

All Surgalign stockholders are invited to attend the Annual Meeting virtually. To be admitted to the Annual Meeting Website, stockholders must enter their 16-digit control number found on the stockholder’s proxy card, voting instruction form, or notice previously received by stockholders. To help Surgalign plan for the Annual Meeting, please indicate whether you expect to attend by responding affirmatively when prompted during Internet or telephone proxy submission or by following the instructions included on your proxy card. You may submit questions only in advance of the meeting at www.proxyvote.com when you vote your shares. We encourage you to submit any question that is relevant to the proposals presented at the meeting.

Q:	What proposals will be considered at the Annual Meeting?

A:	At the Annual Meeting, Surgalign stockholders will be asked:

•

to elect nine directors, Sheryl L. Conley, Pawel Lewicki, PhD, Jeffrey C. Lightcap, Thomas A. McEachin, Terry M. Rich, Stuart F. Simpson, Mark D. Stolper, Paul G. Thomas, and Nicholas J. Valeriani, to serve on our Board and hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified (the “Election of Directors Proposal”) (see the section of this proxy statement entitled “Proposal 1: Election of Directors Proposal”);

•

to consider and vote on the proposal to approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 150,000,000 shares of common stock to 300,000,000 shares of common stock (the “Share Increase Proposal”) (see the section of this proxy statement entitled “Proposal 2: Share Increase Proposal”);

•

to consider and vote on a proposal to adopt the Surgalign Holdings, Inc. Employee Stock Purchase Plan (the “ESPP Proposal”) (see the section of this proxy statement entitled “Proposal 3: ESPP Proposal”);

•

to consider and vote on the proposal to adopt the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan Proposal”) (see the section of this proxy statement entitled “Proposal 4: Incentive Plan Proposal”);

•

to approve (on an advisory basis) the compensation of our named executive officers, as disclosed in the proxy statement (the ““Say on Pay” Proposal”) (see the section of this proxy statement entitled “Proposal 5: Advisory Vote on Executive Compensation (the “Say on Pay” Vote)”); and

•

to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Ratification Proposal”) (see the section of this proxy statement entitled “Proposal 6: Auditor Ratification Proposal”).

Surgalign will not transact other business at its Annual Meeting, except such other business as may properly be brought before the Annual Meeting.

Q:	How does the Surgalign board of directors recommend that I vote?

A:

Surgalign’s Board of Directors (the “Board”) unanimously recommends that you vote (i) “FOR” all of the nine nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Share Increase Proposal; (iii) “FOR” the ESPP Proposal; (iv) “FOR” the Incentive Plan Proposal; (v) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” the Auditor Ratification Proposal.

Q:	How many shares of Surgalign common stock are eligible to be voted?

A:

As of the record date, there were 110,268,280 shares of Surgalign common stock outstanding and entitled to vote at the Annual Meeting (including 1,392,917 unvested restricted shares of Surgalign common stock), held by approximately 297 holders of common stock and 41 holders of unvested restricted shares. Each holder of Surgalign common stock is entitled to one vote for each share of Surgalign common stock owned as of the record date.

Q:	What are my voting choices and what is the voting requirement to approve each of the proposals?

1.    What are my voting choices when voting for director nominees identified in this proxy statement, and what vote is needed to elect directors?

In the vote on the election of the nine director nominees identified in this proxy statement to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified, stockholders may:

•	vote in favor of all nominees;

•	withhold votes with respect to all nominees; or

•	withhold votes with respect to specific nominees.

Directors will be elected by a plurality of the votes cast by the holders of shares of voting stock, voting virtually or by proxy at the meeting, meaning that the nine nominees receiving the most “FOR” votes (among votes properly cast virtually or by proxy) will be elected. Only votes “FOR” will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote.

2.    What are my voting choices when voting to approve the Share Increase Proposal and what vote is needed to approve this proposal?

In connection with the Share Increase Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the Share Increase Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Share Increase Proposal. The Share Increase Proposal is a routine matter and may be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

3.    What are my voting choices when voting to approve the ESPP Proposal and what vote is needed to approve this proposal?

In connection with the ESPP Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the ESPP Proposal requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the ESPP Proposal, and broker non-votes will not affect the outcome of the vote on the ESPP Proposal.

4.    What are my voting choices when voting to approve the Incentive Plan Proposal and what vote is needed to approve this proposal?

In connection with the Incentive Plan Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal, and broker non-votes will not affect the outcome of the vote on the Incentive Plan Proposal.

5.    What are my voting choices when voting to approve (on an advisory basis) the compensation of our named executive officers (the “say on pay” vote) and what vote is needed to approve this proposal?

In connection with the “Say on Pay” Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, this proposal requires the affirmative vote of holders of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the “Say on Pay” Proposal, and broker non-votes will not affect the outcome of the vote on the “Say on Pay” Proposal.

The “say on pay” vote is an advisory vote on the compensation of our named executive officers; this proposal is not binding upon the Company. However, our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

6.    What are my voting choices when voting to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and what vote is needed to approve this proposal?

In connection with the Auditor Ratification Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the Auditor Ratification Proposal, and broker non-votes will not affect the outcome of the vote on the Auditor Ratification Proposal. The Auditor Ratification Proposal is a routine matter and may be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

If the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee of the Board.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

Other than the six items of business described in this proxy statement, we are not currently aware of any other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies on the enclosed proxy card intend to vote in accordance with their best judgment on these matters. If for any reason any of the nominees is not available as a candidate for director, the persons designated as proxies on the enclosed proxy card will have the discretion to vote for such other candidate or candidates as may be nominated by the Board.

Q:	How do I, as a Surgalign stockholder, vote?

A:

If you are a holder of record of Surgalign shares as of the record date, you may vote by virtually attending the Annual Meeting with your 16-digit control number and voting during the webcast. Shares held beneficially in street name may also be voted virtually at the Annual Meeting by logging into the Annual Meeting Website with the 16-digit control number. Even if you plan to attend the Annual Meeting, Surgalign recommends that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting virtually. If you are a Surgalign stockholder of record, you may vote by submitting a proxy by one of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

•

By Internet- Surgalign stockholders of record with internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:59 p.m., eastern time, on May 3, 2021. Most Surgalign stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, trustees or nominees.

•

By Telephone- Surgalign stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards until 11:59 p.m., eastern time, on May 3, 2021. Most Surgalign stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees.

•

By Mail- Surgalign stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Surgalign stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q:	What constitutes a quorum?

A:

The holders of a majority of the outstanding shares of Surgalign common stock entitled to vote at the Annual Meeting, either present virtually or represented by proxy, will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:

No. If your brokerage firm, bank or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you may instruct the holder of record to vote your Surgalign shares by following the instructions that the holder of record provides you with these materials. You must follow these instructions in order for your shares to be voted, and your broker, bank or similar organization is required to vote those shares in accordance with your instructions.

“Broker non-votes” are shares held by brokers or nominees which are present virtually or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regularity Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. Broker non-votes, if any, are counted for the purpose of determining the presence of a quorum. Broker non-votes will have no effect on the outcome of the proposals, assuming a quorum is present.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:

If a signed proxy card is returned without an indication as to how the Surgalign shares represented are to be voted with regard to a particular proposal, the Surgalign shares represented by the proxy card will be voted “FOR” each such proposal.

Q:	Can I change my vote after I have returned a proxy card or voting instruction card?

A:

Any holder of Surgalign common stock has the right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by: (1) filing a written revocation with Surgalign’s Corporate Secretary prior to the voting of such proxy; (2) giving a duly executed proxy bearing a later date; or (3) virtually attending the Annual Meeting and voting at the Annual Meeting. Virtual attendance by a Surgalign stockholder at the Annual Meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Q:	What should Surgalign stockholders do if they receive more than one set of voting materials?

A:

You may receive more than one set of voting materials with respect to the proposals described in this proxy statement, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your Surgalign shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record of Surgalign shares and your Surgalign shares are registered in more than one name, you will receive more than one proxy card. In each case, please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:	How will the votes be tabulated?

A:	The inspector of elections appointed for the Annual Meeting will tabulate the votes cast, virtually or by proxy, at the Annual Meeting and will determine whether a quorum is present.

Q:	Do I, as a Surgalign stockholder, have appraisal rights if I dissent from voting on a matter at the Annual Meeting?

A:	There are no statutory or contractual rights of appraisal or similar remedies available to those Surgalign stockholders who dissent from any matter to be acted on at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Voting results will be disclosed on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting and will be available on Surgalign’s website.

Q:	What do I, as a Surgalign stockholder, need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes.

If you are a holder of record of Surgalign shares as of the close of business on the record date, in order for your Surgalign shares to be represented at the Annual Meeting, you must:

•	virtually attend the Annual Meeting and vote during the webcast.; or

•	mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope so that it is received by the Corporate Secretary of Surgalign prior to the Annual Meeting; or

•	submit your proxy by following the “Vote by Internet” instructions on your proxy card; or

•	submit your proxy by following the “Vote by Phone” instructions on your proxy card.

If you hold Surgalign shares through a broker or other nominee, you may instruct your broker or other nominee to vote your Surgalign shares by following the instructions that the broker or other nominee provides to you with these materials.

Q:	Who can help answer my questions?

A:

Surgalign stockholders who have questions about the matters to be voted upon at the Annual Meeting or who desire additional copies of this proxy statement or additional proxy cards or election forms should contact Surgalign’s proxy solicitor:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (877) 285-5990

Email: info@okapipartners.com

THE ANNUAL MEETING

General

This proxy statement is being provided to Surgalign stockholders as of the record date as part of a solicitation of proxies by Surgalign’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournment or postponement thereof. This proxy statement provides Surgalign stockholders with important information they need to know to be able to vote, or instruct their bank, broker, trust or other nominee to vote, at the Annual Meeting or any adjournment or postponement thereof.

Attendance at the Virtual Annual Meeting

We will host the Annual Meeting live online, via Internet webcast, which will start at 9:00 a.m., Central Time, on May 4, 2021. To access the Annual Meeting, please go to www.virtualshareholdermeeting.com/SRGA2021. Please login to the Annual Meeting fifteen minutes prior to the start time. Stockholders whose shares are registered directly with Broadridge in the stockholder’s name will be asked to submit their 16-digit control number found on the stockholder’s proxy card in order to register to participate in and vote at the Annual Meeting. Stockholders whose shares are held by a broker, bank or other nominee must also login using their 16-digit control number. Stockholders may vote before or during the Annual Meeting at www.virtualshareholdermeeting.com/SRGA2021. Only stockholders present virtually or by proxy will be able to vote, or otherwise exercise the powers of a stockholder, at the Annual Meeting.

Purpose of the Annual Meeting

At the Annual Meeting, Surgalign’s stockholders will be asked to consider and vote upon:

•	the Election of Directors Proposal;

•	the Share Increase Proposal;

•	the ESPP Proposal;

•	the Incentive Plan Proposal;

•	the “Say on Pay” Proposal; and

•	the Auditor Ratification Proposal.

Recommendation of the Surgalign Board

The Board unanimously recommends that you vote (i) “FOR” all of the nine nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Share Increase Proposal; (iii) “FOR” the ESPP Proposal; (iv) “FOR” the Incentive Plan Proposal; (v) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” the Auditor Ratification Proposal.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Surgalign common stock at the close of business on the Surgalign record date, March 15, 2021, are entitled to notice of and to vote at the Annual Meeting. As of March 15, 2021, there were 110,268,280 shares of Surgalign common stock outstanding and entitled to vote at the Annual Meeting (including 1,392,917 unvested restricted shares of Surgalign common stock), held by approximately 297 holders of common stock and 41 holders of unvested restricted shares. Each holder of Surgalign common stock is entitled to one vote for each share of Surgalign common stock owned as of the record date.

A complete list of Surgalign stockholders entitled to vote at the Annual Meeting will be available for review through the meeting website for stockholders who choose to attend and at the executive offices of Surgalign during ordinary business hours for a period of ten days before the Annual Meeting. If you would like to inspect the stockholder list, call our Corporate Secretary at (224) 303-4651 to schedule an appointment.

Quorum Required

A quorum is necessary to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of Surgalign common stock entitled to vote at the Annual Meeting, either present virtually or represented by proxy, will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Voting by Surgalign’s Directors and Executive Officers

As of March 15, 2021, Surgalign’s directors and executive officers beneficially owned and were entitled to vote an aggregate of 12,222,588 shares of Surgalign common stock, or the right to vote approximately 11% of the total Surgalign voting stock outstanding on March 15, 2021.

Voting; Proxies; Revocation

Voting by Virtual Attendance

Surgalign shares held in your name as the stockholder of record may be voted by you via webcast at the Annual Meeting. Surgalign shares held beneficially in street name may also be voted by you via webcast at the Annual Meeting. Even if you plan to attend the Annual Meeting, Surgalign recommends that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting by Proxy

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting virtually. If you are a stockholder of record, you may vote by submitting a proxy by one of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

•

By Internet—Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:59 p.m., eastern time, on May 3, 2021. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

•

By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards until 11:59 p.m., eastern time, on May 3, 2021. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

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By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

If a proxy card is signed and returned without an indication as to how the shares represented by the proxy are to be voted with regard to a particular proposal, the shares represented by the proxy will be voted “FOR” each such proposal.

Votes cast by proxy or virtually at the Annual Meeting will be tabulated and certified by the inspector elections appointed for the Annual Meeting.

If any matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently expect that any other matters will be raised at the Annual Meeting.

Revocation of Proxy

Any holder of Surgalign common stock has the right to revoke his or her proxy at any time prior to voting at the Annual Meeting by: (1) filing a written revocation with the Corporate Secretary of Surgalign prior to the voting of such proxy; (2) giving a duly executed proxy bearing a later date; or (3) attending the Annual Meeting and voting virtually. Virtual attendance by a stockholder at the Annual Meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Proxy Solicitation; Expenses

Surgalign will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, Surgalign will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Surgalign shares and secure their voting instructions, if necessary. Surgalign will reimburse the record holders for their reasonable expenses in taking those actions.

Surgalign has also made arrangements with Okapi Partners LLC (“Okapi”) to assist in soliciting proxies and in communicating with Surgalign stockholders. Surgalign will pay Okapi a base fee of $10,000 for these services, plus its related costs and expenses. If necessary, Surgalign may also use several of its employees, who will not be specially compensated, to solicit proxies from Surgalign stockholders, either personally or by telephone, the Internet, facsimile or letter.

Adjournments

If a quorum is not present, the Annual Meeting may be adjourned for such periods as the holders of a majority of the shares of Surgalign common stock entitled to vote shall direct. At any subsequent reconvening of the Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact Okapi, the proxy solicitation agent for Surgalign, toll-free at (877) 285-5990.

PROPOSAL 1: ELECTION OF DIRECTORS PROPOSAL

Composition of the Board

Our Board currently consists of nine directors. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2021, Ms. Weis will not stand for re-election as a director of the Company and will retire from the Board effective as of the date of the Annual Meeting. The Board and the Company thank Ms. Weis for her many dedicated years of service to the Company. Ms. Conley was nominated by the Board to fill the vacancy created by the retirement of Ms. Weis, subject to Ms. Conley’s election by holders of our common stock at the Annual Meeting. Accordingly, if all nine nominees are elected, after the Annual Meeting, the Board will consist of nine directors. The directors are elected by holders of our common stock. At this year’s Annual Meeting, you will be asked to elect all directors for one-year terms.

Director Nominees for Election

Based on the recommendation of the Nominating and Governance Committee, the Board’s nominees for election by the stockholders are as follows: Ms. Conley; Dr. Lewicki; Mr. Lightcap; Mr. McEachin; Mr. Rich; Mr. Simpson; Mr. Stolper; Mr. Thomas; and Mr. Valeriani.

If elected at the Annual Meeting, the nominees will serve a one-year term until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier resignation or removal. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and to vote such proxy for the election of Ms. Conley; Dr. Lewicki; Mr. Lightcap; Mr. McEachin; Mr. Rich; Mr. Simpson; Mr. Stolper; Mr. Thomas; and Mr. Valeriani. We are not aware of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate as a substitute.

Director Qualifications and Biographical Information

The Nominating and Governance Committee seeks directors with established strong professional reputations and experience in businesses and other organizations of comparable size and complexity to our Company and in areas relevant to the strategy and operations of our Company’s business. The nominees for director include individuals who hold or have held senior executive positions in organizations operating in industries and end-markets that our Company serves and who have experience serving on boards of directors of other companies. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and oversight, leadership development and corporate governance practices and trends. The Nominating and Governance Committee has adopted criteria for the selection of directors, seeking to address both the needs of the Company and certain regulatory requirements.

The Nominating and Governance Committee believes that each of the nominees has other key attributes that are important to an effective board: personal and professional integrity; exceptional ability and judgment; candor; analytical skills; the willingness to engage management and each other in a constructive and collaborative fashion; and the ability and commitment to devote significant time and energy to service on the Board and its Committees. The Nominating and Governance Committee takes into account diversity considerations in determining the Company’s slate and planning for director succession and believes that, as a group, the nominees and other remaining directors bring a diverse range of perspectives to the deliberations of the Board. As required by the Nasdaq listing standards, a majority of our directors are independent. We believe the atmosphere of our Board is collegial and that all directors are engaged in their responsibilities. For additional information about our director independence requirements, consideration of director candidates, leadership structure of our Board and other corporate governance matters, see the sections captioned “Corporate Governance—Board of Directors” and “—Director Nomination Process” beginning on page 20 of this proxy statement.

In addition to the above, the Nominating and Governance Committee considered the specific experience described in the biographical details of the nominees that follow in determining to nominate these individuals for election as directors.

Director	Age	Year First Became Director	Business Experience
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Terry M. Rich	53	2020	Terry M. Rich joined the Board in July 2020 and he joined Surgalign in November 2019, as its President, Global Spine. He currently serves as President and Chief Executive Officer of the Company (July 2020—present). He previously served as President, Global Spine of Surgalign (December 2019—July 2020). Mr. Rich has over 25 years of experience in the orthopedic and spine industry. Prior to joining Surgalign, he led the turnaround of Alphatec Holdings, Inc. from December 2016 through December 2018. Prior to Alphatec, from October 2015 to June 2016, Mr. Rich was the President, Upper Extremities, of Wright Medical Group, N.V., a global medical device company focused on extremities and biologics products. Prior to that, Mr. Rich served as Senior Vice President of U.S. Commercial Operations of Tornier, N.V., a medical device company, from March 2012 to October 2015, at which time Tornier and Wright Medical Group merged. Prior to joining Tornier, Mr. Rich held increasingly senior sales leadership positions at NuVasive, Inc., a San Diego-based spinal implant medical device company, from December 2005 until leaving the company in March 2012 as Senior Vice President, Sales, West. Mr. Rich brings to the Board significant experience in the orthopedic and spine industries. We also believe it is customary for the Chief Executive Officer to be on the Board of Directors.

Director	Age	Year First Became Director	Business Experience

Sheryl L. Conley	60	N/A	Ms. Conley was nominated by the Board to fill the vacancy created by the retirement of Ms. Weis from the Board, subject to Ms. Conley’s election by the holders of our common stock at the Annual Meeting. Ms. Conley currently serves as an independent public Board Director for Neuronetics, Inc., and is also a member of its Audit and Nomination and Governance committees (November 2019—present). Ms. Conley is a 35-year veteran of the orthopedic medical device industry with expertise and executive leadership experience in running full P&L business segments, global brand management, marketing, sales, product development, and operations. From September 2012 to May 2017, Ms. Conley was President and CEO of OrthoWorx, Inc., a community-based initiative that works strategically and collaboratively with the orthopedic industry. Prior to her role as the President and CEO of OrthoWorx, Ms. Conley spent 25 years with Zimmer, Inc. in a number of escalating management roles across a variety of product segments and geographies, during which she provided key leadership in the development and commercial release of over 50 industry leading brands, including as Group President, Americas and Global Brand Management, and Chief Marketing Officer from December 2005 until May 2008. She currently serves as the President and Board Member of AcceLINX, Inc., a musculoskeletal health business accelerator (March 2017—present). She also serves as a Board Director of Orthopedics Capital Foundation (2012—present). Ms. Conley received a Bachelor of Science in Biology and Chemistry and a Master of Business Administration from Ball State University. The Board believes that Ms. Conley’s business expertise in the medical device industry, executive leadership and experience in operations and international markets and her public board experience qualifies her to serve as a director on the Board.

Director	Age	Year First Became Director	Business Experience

Pawel Lewicki, PhD	67	2020	Dr. Pawel Lewicki PhD joined the Board in November 2020. He is a cognitive scientist, entrepreneur and investor. Dr. Lewicki co-founded Holo Surgical Inc. and most recently served as its President from 2016 until its acquisition by Surgalign in 2020. Dr. Lewicki previously served as Chief Executive Officer of StatSoft, a company he founded that pioneered commercial applications of big data learning and data mining, and became a developer of data mining solutions for all industries, until StatSoft was acquired by Dell in 2014. Dr. Lewicki is a former professor of cognitive psychology at the University of Tulsa (1984—2009). Dr. Lewicki currently serves on the board of directors of Dystrogen Therapeutics Inc., Kardiolytics Inc., and Inteneural Networks Inc. Dr. Lewicki received his M.S. and PhD at the University of Warsaw (Poland). Dr. Lewicki is a thought leader in predictive analytics and has a deep passion for the use of artificial intelligence to promote the general welfare by accelerating technology progress in the area of medicine. Dr. Lewicki’s experience with artificial intelligence and machine learning in the medical technology space, particularly with Holo Surgical Inc., provides our Board with valuable industry expertise and make him well qualified to serve as a member of our Board.

Director	Age	Year First Became Director	Business Experience

Jeffrey C. Lightcap	62	2019	Mr. Lightcap joined the Board in July 2019. Since mid-2006, Mr. Lightcap has served as a Senior Managing Director at HealthCor Partners Management, LP, a growth equity investor focused on late stage venture and early commercial stage healthcare companies in the diagnostic, therapeutic and med tech, sectors. From 1997 to mid-2006, Mr. Lightcap served as a Senior Managing Director at JLL Partners, a leading middle-market private equity firm. Prior to JLL Partners, from 1993 to 1997, Mr. Lightcap served as a Managing Director at Merrill Lynch & Co., Inc. Prior to joining Merrill Lynch, Mr. Lightcap was a Senior Vice President in the mergers and acquisitions group at Kidder, Peabody & Co. and briefly at Salomon Brothers. Mr. Lightcap received a B.E. in Mechanical Engineering from the State University of New York at Stony Brook in 1981 and in 1985 received an MBA from the University of Chicago. Mr. Lightcap previously served as Chairman of the Board at Corindus Vascular Robotics, Inc. (NYSE: CVRS), a precision vascular robotics company prior to the company being acquired by Siemens Healthineers and serves as a director of the following companies: Heartflow Inc., a medical technology company redefining the way heart disease is diagnosed and treated; CareView Communications, Inc. (OTCQB: CRVW), a healthcare technology company; KellBenx, Inc., a prenatal diagnostic technology company and Paige.AI, a machine learning driven pathology diagnostic company. Mr. Lightcap’s experience navigating the reimbursement landscape and advancing access to medical devices with substantial clinical data and high-growth potential and his leadership skills exhibited throughout his career make him well-qualified to serve as a member of the Board.

Director	Age	Year First Became Director	Business Experience

Thomas A. McEachin	68	2015	Mr. McEachin joined the Board in December 2015. He has been retired since 2012. Prior to his retirement, he served in executive capacities with Covidien Surgical Solutions, a division of Covidien plc, from 2008 to 2012, first as Vice President, Finance from 2008 to 2011, and then as Vice President and Group Chief Financial Officer from 2011 to 2012. From 1997 to 2008, Mr. McEachin served United Technologies Corporation and its subsidiaries in various finance capacities. Prior to joining United Technologies, Mr. McEachin served in various executive capacities with Digital Equipment Corporation from 1986 to 1997 and Xerox Corporation from 1975 to 1986. Mr. McEachin currently serves on the board of directors of Mednax, Inc. Mr. McEachin holds a B.S. from New York University and an M.B.A. from Stanford University. Mr. McEachin qualifies as an “Audit Committee Financial Expert” as defined under the applicable rules of the SEC. Mr. McEachin’s finance and executive management experience provides our Board with valuable financial reporting, compliance, accounting and controls, and corporate governance experience.

Director	Age	Year First Became Director	Business Experience

Stuart F. Simpson	54	2020	Mr. Simpson joined the Board in June 2020 and in July 2020 was appointed to serve as the Chairman of the Board. Mr. Simpson most recently served as the President of the Joint Replacement Division of Stryker Corporation, a medical technology company that provides products and services in orthopedics, medical and surgical, and neurotechnology and spine (“Stryker”), from 2017 until his departure from Stryker in 2019. Mr. Simpson held various roles at Stryker from 1997 until 2019, including VP & General Manager of the Commercial Division from 2015 until 2017 and VP & General Manager of the Global Knee & Mako BUs Division from 2014 until 2015. During his tenure at Stryker, Mr. Simpson led transformative, industry-leading strategy to establish robotics as a standard of care for orthopedics industry, led efforts in new product development, provided both strategic counsel and financial discipline to the organization, and helped improve HR leadership, organizational capabilities and customer satisfaction within the organization. Mr. Simpson also helped Stryker complete three significant business development deals, including one with a publicly traded company. Mr. Simpson received a Bachelor of Science in Technology and Business Studies from the University of Strathclyde in Glasgow, Scotland. He also received a CIM Diploma in Marketing from the Central College of Commerce in Glasgow, United Kingdom. Mr. Simpson is a director of Breg Inc., a provider of orthopedic and sports medicine products and services. Our Board believes Mr. Simpson’s extensive background in the sports medicine, spine, orthopedic, and surgical device industry, particularly as a President of the Joint Replacement Division of Stryker, complements our Board with valuable industry expertise especially in digital surgery, an area that the Company believes will be important to its ongoing strategy in addition to his experience in new product development and acquisitions.

Director	Age	Year First Became Director	Business Experience

Mark D. Stolper	49	2017	Mr. Stolper joined the Board in March 2017. He has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., an owner and operator of freestanding medical diagnostic imaging centers, since July 2004, and he previously served as a member of the Board of RadNet, Inc. from March 2004 to July 2004. He has had diverse experiences in investment banking, private equity, venture capital investing and operations as follows: from 1993 to 1995, Mr. Stolper was a member of the corporate finance group at Dillon, Read & Co., Inc., an investment bank; from 1995 to 1997, Mr. Stolper was a member of Archon Capital Partners, an investment firm; from 1997 to 1999, Mr. Stolper worked in business development for Eastman Kodak Company, a technology company; and in 1999, Mr. Stolper co-founded Broadstream Capital Partners, a merchant bank. Mr. Stolper graduated with a B.A. in Economics from the University of Pennsylvania and a B.S.E. in Finance from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles. Mr. Stolper also serves as a director of Rotech Healthcare Inc., a healthcare company. Mr. Stolper’s financial background in life sciences (particularly as a sitting Chief Financial Officer of a publicly-traded company), extensive experience in serving on boards of directors of both public and private companies, and broad mergers and acquisitions experience qualify him to serve on our Board.

Director	Age	Year First Became Director	Business Experience

Paul G. Thomas	65	2016	Mr. Thomas joined the Board in June 2016. He has served as the Founder and Chief Executive Officer of Prominex, Inc., a point-of-care molecular diagnostic company focused on infectious diseases since January 2018. Prior to Prominex, he served as Founder, Chief Executive Officer and President of Roka Bioscience, Inc., a molecular diagnostics company focused on food safety applications, from September 2009 until January 2017. Mr. Thomas previously served as Chairman, Chief Executive Officer and President of LifeCell Corporation, a publicly traded regenerative medicine company, from 1998 until it was acquired by Kinetic Concepts, Inc. in 2008. Mr. Thomas previously held various senior positions, including President of the Pharmaceutical Products division, during his tenure of 15 years with Ohmeda Medical Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas received an M.B.A. from Columbia University Graduate School of Business and completed postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received an B.S. in Chemistry from St. Michael’s College in Vermont. Mr. Thomas also serves as a director of Abiomed, Inc. and AxoGen, Inc., medical device companies. Mr. Thomas’s extensive leadership experience with companies in the life science industry qualifies him to serve as a member of our Board. In addition, we regard Mr. Thomas’s experience as a Chief Executive Officer to be of great importance to the Company in providing a broad perspective of the industry, as well as management issues.

Director	Age	Year First Became Director	Business Experience

Nicholas J. Valeriani	64	2016	Mr. Valeriani joined the Board in June 2016. He retired as the Chief Executive Officer of West Health, The Gary and Mary West Health Institute, an independent nonprofit medical research organization that works to create new and more effective ways of delivering healthcare at lower costs, a position he held until 2015. Previously, Mr. Valeriani served for 34 years in key positions at Johnson & Johnson, including Company Group Chairman of Johnson & Johnson Ortho-Clinical Diagnostics from 2009 to 2012; Vice President, Office of Strategy and Growth from 2007 to 2009; Worldwide Chairman, Medical Devices and Diagnostics from 2005 to 2007; and Corporate Vice President, Human Resources from 2003 to 2005. Mr. Valeriani also served on the Executive Committee of Johnson & Johnson during his tenure. Mr. Valeriani received a B.S. in Industrial Engineering and an M.B.A. from Rutgers University. Mr. Valeriani also serves as a director of Edwards Lifesciences Corp., a medical technology company. Mr. Valeriani’s experience in the global medical device industry and his leadership in the areas of strategy, growth and human resources qualifies him to serve on our Board.

Vote Required

Directors must be elected by a plurality of votes cast at the meeting. This means the nominees receiving the highest number of votes cast shall be elected as directors. If you do not vote “FOR” a nominee, or you indicate “withholding authority,” your vote will not count either “FOR” or “AGAINST” the nominee.

THE BOARD DEEMS THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS TO BE IN THE BEST INTERESTS OF SURGALIGN HOLDINGS, INC. AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES.

CORPORATE GOVERNANCE

Our Board believes that corporate governance and corporate social responsibility should each play a significant role in maximizing stockholder value in a manner consistent with legal requirements and high standards of integrity. Our Board adheres to certain corporate governance practices and corporate social responsibility practices that the Board and management believe promote this purpose and reflect our values. The Company’s Corporate Governance Guidelines are available on our website at http://www.surgalign.com/investors/governance.

Board of Directors

Members and Director Independence

Our current Board of Directors currently consists of nine members: Pawel Lewicki, PhD; Jeffrey C. Lightcap; Thomas A. McEachin; Terry M. Rich; Stuart F. Simpson; Mark D. Stolper; Paul G. Thomas; Nicholas J. Valeriani; and Shirley A. Weis. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2021, Ms. Weis will not stand for re-election as a director of the Company and will retire from the Board effective as of the date of the Annual Meeting. Ms. Conley was nominated by the Board to fill the vacancy created by the retirement of Ms. Weis, subject to Ms. Conley’s election by holders of our common stock at the Annual Meeting. Our Board has determined that each of our current directors and each of our nominees, except for Messrs. Rich, Lewicki and Simpson, is an “independent director” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. Accordingly, if the nine nominees to serve as directors are elected at the Annual Meeting, our Board will consist of nine members, six of whom qualify as an “independent director.”

The Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession planning and compensation, legal, compliance, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as appropriate.

Board/Committee	Primary Areas of Risk Oversight
Full Board of Directors	Strategic, financial and execution risks and exposures associated with our business strategy, management succession planning, policy matters, significant litigation and regulatory exposures, the direction, appropriateness of investment, and adequacy of progress of the Company’s research and development programs and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, mergers and acquisition activities and related integration matters, and divestitures.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial infrastructure, investment guidelines and credit and liquidity matters. In addition, our programs and policies relating to legal and ethical compliance insofar as it relates to financial reporting and related matters, quality, safety, environmental assurance, cyber security and information technology security programs. In 2020, the Audit Committee spent significant time related to an

Board/Committee	Primary Areas of Risk Oversight
internal investigation and an SEC investigation previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2020.

Nominating and Governance Committee	Risks and exposures associated with director succession planning, corporate compliance and ethics, corporate governance, and overall board effectiveness, including appropriate allocation of responsibility for risk oversight among the committees of the Board.

Compensation Committee	Risks and exposures related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements, including incentive plans. We have determined that it is not reasonably likely that our compensation and benefit plans would have a material adverse effect on the Company.

Board Leadership Structure

We operate under a leadership structure in which the positions of Chairman of the Board and Chief Executive Officer have been separated, such that each position is held by a different person. Mr. Simpson currently serves as our Chairman and Mr. Rich serves as our President, Chief Executive Officer and a member of the Board. While we believe this structure is currently the most effective for our company at this time, the Board has no mandatory policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that, in our circumstances, there are advantages to having someone other than the Chief Executive Officer serve as Chairman for matters such as communications and relations between the Board and the Chief Executive Officer and other senior management. In particular, the Board believes that the current structure enhances the Board’s oversight of management and allows our Chief Executive Officer to focus primarily on his management responsibilities.

The Chairman oversees the planning of the annual Board calendar, and, with the Chief Executive Officer, in consultation with the other directors, schedules and sets the agenda for meetings of the Board and leads the discussion at such meetings. The Chairman also presides at executive sessions, serves as a liaison between the Chief Executive Officer and the other directors, oversees the process pursuant to which directors receive appropriate and timely information, assists the Chairpersons of the Board committees in preparing agendas for the respective committee meetings, chairs the Company’s Annual Meeting of Stockholders, is available in appropriate circumstances to speak on behalf of the Board, and performs such other functions and responsibilities as set forth in our Bylaws or as requested by the Board from time to time.

The Company also has a Lead Independent Director, nominated by the Nominating and Governance Committee and approved by the Board. As Lead Independent Director, Mr. Stolper provides assertive, independent leadership in the boardroom when there are independence concerns with the Chairman or if the Chairman is unable to attend a meeting. Mr. Stolper has a thorough understanding of the Board’s oversight role and leading corporate governance practices. The Board has determined that the structure of the Lead Independent Director and the function and composition of the Committees are appropriate means to address any potential conflicts of interest that may arise.

Board Meetings

During 2020, the Board held 20 meetings, the Audit Committee held 31 meetings, the Compensation Committee held nine meetings and the Nominating and Governance Committee held six meetings. All directors attended at least 75% of the aggregate of all Board of Directors and applicable Committee meetings during the period in which they served. Directors are expected to attend the Company’s annual meeting of stockholders. The Board also holds executive sessions of the non-management members of the Board at least once per quarter. Other than Dr. Lewicki and Messrs. Rich and Simpson, who joined the Board in 2020, all members of the Board attended last year’s annual meeting of stockholders.

Outside Advisors

Our Board and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board need not obtain management’s consent to retain outside advisors.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee which assist our Board in discharging its responsibilities. The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Name	Audit	Compensation	Nominating and Governance
Terry M. Rich	—	—	—

Pawel Lewicki, PhD	—	—	—

Jeffrey C. Lightcap (I)		—	—

Thomas A. McEachin (I)		—	—

Stuart F. Simpson	—	—	—

Mark D. Stolper (I)

Paul G. Thomas (I)	—

Nicholas J. Valeriani (I)	—

Shirley A. Weis (I)	—		—

Committee Chair

Member

(I)	Independent

Audit Committee

Our Audit Committee is charged with, among other things, the appointment of our independent registered public accounting firm, as well as discussing and reviewing with the independent registered public accounting firm the scope and the results of the annual audit, pre-approving the engagement of the independent registered public accounting firm for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. Our Audit Committee also reviews interim financial statements included in our quarterly reports and reviews financial statements and related documents filed with the SEC. The Board has determined that each member of the Audit Committee is independent within the meaning of the director independence standards of the Nasdaq Listing Rules as well as the heightened director independence standards of the SEC for Audit Committee members, including Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that each of the members of the Audit Committee is financially literate and is able to read and understand consolidated financial statements and that Mr. McEachin qualifies as an “Audit Committee Financial Expert” as defined in the Exchange Act. During 2020, our Audit Committee met 31 times. The charter of the Audit Committee is available on our website at http://www.surgalign.com/investors/governance.

Compensation Committee

Our Compensation Committee plans, reviews and administers our executive and certain broad-based compensation programs. The Board has determined that each member of the Compensation Committee is independent within the meaning of the director independence standards of the Nasdaq Listing Rules. In addition, each member of the Compensation Committee is a “non-employee” director as defined under Section 16 of the Exchange Act. Our Compensation Committee met nine times during 2020. The charter of the Compensation Committee is available on our website at http://www.surgalign.com/investors/governance.

Nominating and Governance Committee

Our Nominating and Governance Committee was established for the purposes of assisting our Board in its selection of nominees for election to the Board at Annual Meetings of the Stockholders and to fill any vacancies or newly created directorships and assisting the Board in its oversight of the corporate governance of the Company, including the Company’s Corporate Compliance and Ethics Program. The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the director independence standards of the Nasdaq Listing Rules. Our Nominating and Governance Committee met six times in 2020. The charter of the Nominating and Governance Committee is available on our website at http://www.surgalign.com/investors/governance.

Director Nomination Process

Director Qualifications

The Nominating and Governance Committee has adopted broad, general criteria for the selection of directors, seeking to address both the needs of the Company and certain regulatory requirements, but has not formally established any specific qualifications, qualities or skills that must be met by each candidate for the Board. We seek board members who are highly qualified individuals with diverse backgrounds, have an understanding of the technical and commercial aspects of the Company’s business and industry, have good judgment and skills and have depth and breadth of professional experience or other background characteristics.

Identifying Nominees

The Nominating and Governance Committee, on a periodic basis, solicits ideas for possible candidates from members of the Board, executive officers and individuals personally known to members of the Board. In addition, the Nominating and Governance Committee is authorized to use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). Prospective candidates recommended by stockholders are also considered (as discussed below).

Stockholder Nominations

Our Nominating and Governance Committee will consider director nominees recommended by stockholders. Pursuant to the charter of our Nominating and Governance Committee, any qualified candidates recommended by stockholders will be reviewed and evaluated against the same criteria applicable to the evaluation of candidates proposed by our directors, executive officers, third-party search firms or other sources. To submit recommendations, stockholders must follow the procedures set out in the section captioned “Future Stockholder Proposals” beginning on page 72 of this proxy statement.

Review of Director Nominees

In evaluating proposed director candidates, the Nominating and Governance Committee may consider, in addition to any minimum qualifications and other criteria for Board of Directors’ membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the proposed director candidate’s understanding of the Company’s business and industry, his or her judgment and skills, his or her depth and breadth of professional experience or other background characteristics, his or her independence, his or her willingness to devote the time and effort necessary to be an effective board member, and the needs of the Board. Our Nominating and Governance Committee takes into account diversity in professional experience, skills, background and personal characteristics in considering prospective director nominees and committee appointments and planning for director succession. The Nominating and Governance Committee considers at least annually, and recommends to the Board suggested changes to, if any, the size, composition, organization and governance of the Board and its committees.

Board and Committee Self-Evaluations

The Board conducts an annual self-evaluation to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The self-assessment focuses on the Board’s contribution to the Company and on areas in which the Board believes that the Board or any of its committees could improve. During the year, the Nominating and Governance Committee also receives input on the Board’s performance from Directors and, through its Chairman, discusses the input with the full Board and oversees the full Board’s review of its performance.

Communications with the Board

Our Board maintains a process for stockholders to communicate with the Board or individual directors as follows. Stockholders who wish to communicate with the Board or an individual director should direct written correspondence to the Corporate Secretary at our office at 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015. Any such communication must contain: (i) a representation that the stockholder is a holder of record of stock of the Company; (ii) the name and address, as they appear on our records, of the stockholder sending such communication; and (iii) the number of our shares that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Chairman of the Board or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Code of Ethics for Senior Financial Professionals

Our Board has adopted a Code of Ethics for Senior Financial Professionals, applicable to our Chief Executive Officer, Chief Financial Officer and Vice President of Finance, Controller. The Code of Ethics for Senior Financial Professionals is available on our website at http://www.surgalign.com/investors/governance.

Code of Conduct

Our Board has also adopted a Code of Conduct applicable to all of our directors, officers and employees. The Code of Conduct is available on our website at http://www.surgalign.com/investors/governance.

Compensation Committee Interlocks and Insider Participation

During 2020, Ms. Weis, Mr. Stolper, Mr. Thomas, and Mr. Valeriani served as members of our Compensation Committee. No member of our Compensation Committee was an officer or employee of ours during 2020 or had any other relationship with us requiring disclosure. None of our executive officers serves as a member of the Board or the Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s current executive officers on the date of this proxy statement are identified below.

Name	Age	Title
Terry M. Rich	53	President and Chief Executive Officer
Jonathon M. Singer	57	Chief Financial and Administrative Officer
Scott Durall	57	Chief Commercial Officer
Joshua H. DeRienzis	52	General Counsel and Corporate Secretary
Ryan M. Bartolucci	39	Vice President and Chief Accounting Officer

Terry M. Rich joined the Board in July 2020 and he joined Surgalign in November 2019. He currently serves as President and Chief Executive Officer of the Company (July 2020—present). He previously served as President, Global Spine of Surgalign (December 2019—July 2020). Mr. Rich has over 25 years of experience in the orthopedic and spine industry. Prior to joining Surgalign, he led the turnaround of Alphatec Holdings, Inc. from December 2016 through December 2018. Prior to Alphatec, from October 2015 to June 2016, Mr. Rich was the President, Upper Extremities, of Wright Medical Group, N.V., a global medical device company focused on extremities and biologics products. Prior to that, Mr. Rich served as Senior Vice President of U.S. Commercial Operations of Tornier, N.V., a medical device company, from March 2012 to October 2015, at which time Tornier and Wright Medical Group merged. Prior to joining Tornier, Mr. Rich held increasingly senior sales leadership positions at NuVasive, Inc., a San Diego-based spinal implant medical device company, from December 2005 until leaving the company in March 2012 as Senior Vice President, Sales, West.

Jonathon M. Singer joined Surgalign in September 2017. He currently serves as Chief Financial and Operating Officer. Mr. Singer previously served as Chief Financial and Administrative Officer and Corporate Secretary. Prior to becoming an executive of Surgalign, Mr. Singer served as a member of the Board from May 2016 to September 2017. Mr. Singer previously served as Chief Financial Officer of Sagent Pharmaceuticals from 2011 until 2017 and was appointed Executive Vice President and Chief Financial Officer in March 2012. Mr. Singer was Senior Vice President, Treasurer, Secretary and Chief Financial Officer of Landauer, Inc. from 2006 to 2011. From 2004 to 2006, Mr. Singer served as Vice President of Global Finance and Chief Financial Officer of the Medial Segment for Teleflex Inc. Prior to 2004, Mr. Singer worked in various capacities for R.R. Donnelley & Sons Company, Cardinal Health Inc., and KPMG LLP. Mr. Singer is a certified public accountant and received a Bachelor’s Degree in Business Administration from Miami University in Ohio and a Master’s Degree from Northwestern University’s Kellogg Graduate School of Management.

Scott Durall joined Surgalign in June 2020 as Chief Commercial Officer, bringing 30 years of experience as a medical device sales and commercial leader. From 2019 to 2020, Mr. Durall served as Executive Vice President of Sales at Earlens Corp., a medical equipment company. Previously, he spent 10 years at NuVasive, Inc. serving in numerous commercial leadership roles including Executive Vice President of Strategic Sales and Operations, Vice President of Commercial Strategy and Area Vice President of Sales from January 2008—April 2017. Scott began his medical device sales career at U.S. Surgical Corporation, a medical equipment company, and served as Area Sales Director, before spending the next 10 years with Boston Scientific Corp., a medical device company, including as Director of Corporate Sales and National Accounts. Mr. Durall received a B.B.A. in Marketing from the University of Kentucky.

Joshua H. DeRienzis joined Surgalign in April 2019. He currently serves as General Counsel and Corporate Secretary. Prior to joining Surgalign, Mr. DeRienzis was VP, Corporate Secretary and Chief Compliance Officer of The Williams Companies, Inc., a Fortune 500 energy company from 2016 until he joined Surgalign in 2019. Prior to Williams he held senior legal roles at large publicly-traded healthcare companies including Mednax (2016), McKesson Corp. (2013-2016) and PSS World Medical, Inc. (2008-2013), where he was general counsel and corporate secretary until PSS was acquired by McKesson. Earlier in his career Mr. DeRienzis held senior attorney positions at various other companies and worked as a corporate attorney at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP and White & Case LLP. Mr. DeRienzis received his J.D. from the Benjamin N. Cardozo School of Law and his B.A. from the State University of New York at Albany.

Ryan M. Bartolucci joined Surgalign in September 2018 as Vice President, Finance and Corporate Controller. He currently serves as Vice President and Chief Accounting Officer. Prior to joining Surgalign, Mr. Bartolucci held the same role at Sagent Pharmaceuticals, Inc., from 2015 to 2018 where he was responsible for public company accounting activities, internal controls and external audit coordination. Before joining Sagent, he spent 11 years at PricewaterhouseCoopers LLP, an audit firm, where he served in various roles in the Assurance department. Mr. Bartolucci is a certified public accountant. He received a B.S. in Accounting from the University of Dayton.

PROPOSAL 2: SHARE INCREASE PROPOSAL

On March 10, 2021, our Board unanimously approved, subject to stockholder approval, an amendment (the “Certificate of Amendment”) to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase our authorized shares of common stock from 150,000,000 to 300,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting the amendment is attached to this proxy statement as Annex A.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company.

Our Board has determined that it would be in our best interests to increase the number of authorized shares of common stock in order to provide our company with the flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, without the need to obtain additional stockholder approvals. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

As of March 15, 2021, 110,268,280 shares of common stock, $0.001 par value, were outstanding, leaving 39,731,720 shares of common stock available for issuance. As of March 15, 2021, we had reserved, pursuant to various equity award plans, 14,937,542 shares of common stock, of which 5,726,035 were reserved for options granted and outstanding and 842,608 were available for future grants and purchases pursuant to various equity award plans. Additionally, as of March 15, 2021, we had no warrants outstanding to purchase shares of common stock. Thus, as of March 15, 2021, we had 24,794,178 shares of common stock that were unissued and unreserved for issuance.

From our inception, we have financed our operations primarily through the sale of equity securities and debt financings. Until we can generate sufficient product revenues, we expect to finance our cash needs in whole or in part through equity offerings. If the authorization of an increase in the available common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet our objectives.

If this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled scientific, commercial and managerial employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

At present, our Board has no immediate plans, arrangements or understandings to issue the additional shares of common stock. However, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The shares will be available for issuance by our Board for proper corporate purposes, including but not limited to, acquisitions, financings and equity compensation plans. Our management believes the increase in authorized share capital is in the best interests of our company and our stockholders and recommends that the stockholders approve the increase in authorized share capital.

If the Certificate of Amendment is approved by the requisite vote of the stockholders, we will file the Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The Certificate of Amendment shall become effective upon filing with the Delaware Secretary of State.

Accordingly, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders approve the amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 150,000,000 shares of common stock to 300,000,000 shares of common stock.”

Vote Required for Approval

Assuming a quorum is present, the Share Increase Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Share Increase Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE SHARE INCREASE PROPOSAL.

PROPOSAL 3: ESPP PROPOSAL

We are asking our stockholders to approve adoption of the proposed Surgalign Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”).

Our Board believes that an employee stock purchase plan encourages our employees to acquire shares of our common stock, thereby fostering broad alignment of employees’ interests with the interests of our stockholders; fosters good employee relations; and provides us with a tool to recruit, retain, and reward employees in an extremely competitive environment.

Key Features of the ESPP

As described further below, the ESPP:

•	reserves 5,000,000 shares of our common stock for issuance under the ESPP;

•	permits a participant to contribute up to 15% of his or her eligible compensation each pay period through after-tax payroll deductions;

•

unless otherwise determined by the Committee (as defined below), establishes two offering periods (with concurrent purchase periods) that commence each calendar year, which will each be six months in duration, with the first such offering period beginning on the first trading day of January and ending on the last trading day of the immediately following June, and the second such offering period beginning on the first trading day of July and ending on the last trading day of the immediately following December, provided that the first offering period under the ESPP will commence on July 1, 2021 and will end on December 31, 2021 (the “Offering Periods”);

•

permits participants to purchase shares of our common stock at a discount, which will initially be at a 15% discount on the lesser of: (i) the fair market value of a share on the first trading day of the relevant offering period and (ii) the fair market value of a share on the last trading day of such offering period; and

•	limits the value of shares of our common stock that a participant may purchase in a calendar year to $25,000.

Summary of Material Provisions of the ESPP

A summary of the material terms of the ESPP is set forth below. This summary is qualified in its entirety by the full text of the ESPP, a copy of which is filed as Annex B to this proxy statement and which is incorporated by reference into this Proposal No. 3. We encourage stockholders to read and refer to the complete plan document in Annex B for a more complete description of the ESPP.

Interpretation. The ESPP and the options granted under the ESPP are intended to satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, we are not obligated to, and are not promising that we will, maintain the qualified status of the ESPP or any options granted thereunder. Options that do not satisfy the requirements or an “employee stock purchase plan” under Section 423 of the Code may be granted under the ESPP pursuant to the rules, procedures, or sub-plans adopted by the Committee.

Share Reserve. Subject to adjustment upon changes in the capitalization of Surgalign, the maximum number of shares of our common stock that may be purchased under the ESPP will be 5,000,000 shares.

Administration. The ESPP shall be administered by the Compensation Committee of the Board of Directors of Surgalign (the “Committee”). Subject to the provisions of the ESPP and Section 423 of the Code and the regulations thereunder, the Committee shall have the discretionary authority to determine the time and frequency of granting options, the terms and conditions of the options, and the number of shares subject to each option. The Committee also shall have the discretionary authority to do everything necessary and appropriate to administer the ESPP, including by interpreting the provisions of the ESPP (consistent with the provisions of Section 423 of the Code). The Committee may delegate its duties and authority to any of the Company’s officers or employees as it determines to be appropriate. All actions, decisions, determinations, and interpretations by the Committee or its delegate with respect to the ESPP shall be final and binding upon all participants and upon their executors, administrators, personal representatives, heirs, and legatees. No member of the Board or the Committee, and no officer or director to whom the Committee has delegated its duties and authority, shall be liable for any action, decision, determination, or interpretation made in good faith with respect to the ESPP or any option. Each Section 423 offering shall be administered so as to ensure that all participants have the same rights and privileges provided by Section 423(b)(5) of the Code.

Eligibility. Only employees shall be eligible to be granted options, and in no event may a participant be granted an option following the participant’s termination date. Any provisions of the ESPP to the contrary notwithstanding, no Employee shall be granted an option if: (i) immediately after the grant, the Employee (or any other person whose stock would be attributed to the employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries, or (ii) the option would permit the employee to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of applying the limit described in clause (ii) above to a participant in a non-Section 423 offering who is employed outside of the U.S., the exchange rate shall be determined on the last day of the applicable Offering Period.

As of March 15, 2021, we had 207 employees (including five named executive officers) who are eligible to participate in the ESPP.

Participation Election. An eligible employee shall be eligible to participate on the first trading day of each offering period after the employee’s first date of employment with Surgalign or a participating subsidiary by properly completing and submitting an election form by the deadline prescribed by Surgalign. Participation in the ESPP is voluntary.

An employee who does not become a participant on the first trading day of an offering period on which the employee is eligible may thereafter become a participant on any subsequent first trading day of an offering period by properly completing and submitting an election form by the deadline prescribed by the Company.

Payroll deductions for a participant shall commence on the first payroll date following the first trading day of an offering period and shall end on the last payroll date of such offering period, unless sooner terminated as provided in the ESPP.

Offering Periods. The Committee will determine the length and duration of the periods during which payroll deductions will accumulate to purchase shares of our common stock, which period will not exceed 27 months. Each of these periods is known as an “offering period.” While the Committee may establish the offering periods under the ESPP, until otherwise determined by the Committee, the ESPP will have two offering periods that commence each calendar year, which will each be approximately six months in duration, with the first such offering period beginning on the first trading day of January and ending on the last trading day of the immediately following June, and the second such offering period beginning on the first trading day of July and ending on the last trading day of the immediately following December, provided that the first offering period under the ESPP will commence on July 1, 2021 and will end on December, 31, 2021.

Purchase Price. The purchase price per share of our common stock under our ESPP will be the lesser of: (i) 85% of the fair market value of a share on the first trading day of an offering period and (ii) 85% of the fair market value of a share on the last trading day of such offering period, unless the Committee communicates a different per share purchase price to participants prior to the beginning of the offering period that is no less than the lesser of: (i) 85% of the fair market value of a share on the first trading day of an offering period and (ii) 85% of the fair market value of a share on the last trading day of such offering period.

The fair market value of a share of our common stock for purposes of the ESPP will generally be the closing price per share as reported on Nasdaq. On March 15, 2021, the closing price of our common stock on the Nasdaq was $2.61 per share.

Termination of Participation. A participant may withdraw from the ESPP by properly completing and submitting a withdrawal form. A participant will automatically be withdrawn by us from an offering period under the ESPP upon a termination of employment with us or a participating affiliate.

Transferability. Neither payroll deductions credited to a participant’s purchase account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in the ESPP).

Corporate Transactions. If the number of outstanding shares of our common stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of our shares or other securities by reason of any stock split, reverse stock split, stock dividend, combination, or reclassification payable in capital stock, or other increase or decrease in shares of our common stock effected without receipt of consideration by us, the number and kinds of shares for which options may be made under the ESPP will be adjusted proportionately and accordingly by the Board or Committee. In addition, the number and kind of shares for which options are outstanding will be similarly adjusted so that the proportionate interest of a participant immediately following such event will, to the extent practicable, be the same as immediately prior to such event.

Upon our dissolution or liquidation, the Offering Period then in progress shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. Upon termination of the ESPP in this circumstance, the Board may either provide for the purchase of shares as of the date on which such Offering Period terminates or return to each participant the payroll deductions credited to the participant. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution to either terminate all outstanding options and return to each participant the payroll deductions credited to such participant or to provide for the Offering Period in progress to end on a date prior to the consummation of such sale or merger.

Term. If approved by our stockholders at the Annual Meeting, the ESPP will become effective as of May 4, 2021.

Amendment or Termination. The Board or the Committee may, at any time and for any reason, amend, modify, suspend, discontinue or terminate the ESPP without notice, provided that no participant’s existing rights with respect to existing options are adversely affected. Without stockholder approval and without regard to whether any participant’s rights may be considered to have been “adversely affected,” the Board or the Committee may: (i) change the purchase price or Offering Periods, (ii) limit or increase the frequency or number of changes in the amount withheld during an Offering Period, (iii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) permit payroll withholding in an amount less or greater than the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, (v) establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant properly correspond with amounts withheld from the participant’s compensation, and (vi) establish other limitations or procedures that the Board or the Committee determines in its sole discretion advisable and consistent with the ESPP, except that changes to (1) the purchase price, (2) the Offering Period, (3) the maximum percentage of compensation that may be deducted pursuant to Section 6(a) of the ESPP, or (4) the maximum number of shares that may be purchased in an Offering Period shall not be effective until communicated to participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Board or the Committee.

Certain U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to participation in the ESPP. The summary does not contain a complete analysis of all the potential tax consequences relating to participation in the ESPP, including state, local or foreign tax consequences. This summary is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the ESPP. This summary is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the ESPP.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. In general, no income will be taxable to a participant for United States federal income tax purposes until the common stock purchased under the ESPP is sold or otherwise disposed of. Upon such sale or other disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to selling or disposing of them.

If a participant holds the shares of our common stock purchased under the ESPP for at least two years after the grant date and for at least one year from the purchase date of the shares, when the participant sells or otherwise disposes of the shares (a “qualifying disposition”), the participant will recognize ordinary income in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of such sale or disposition over the purchase price or (ii) the fair market value of the shares on the grant date multiplied by the discount percentage for share purchases under the ESPP. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, the participant will not recognize any ordinary income, and the participant will have a long-term capital loss for the difference between the sale price and the purchase price.

If a participant sells or disposes of the shares of our common stock purchased under the ESPP within two years after the grant date or before one year has elapsed since the purchase date (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

New Plan Benefits

Because the number of shares of our common stock that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the shares at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of our common stock have been issued under the ESPP as of the date of this proxy statement, and no shares will be issued under the ESPP prior to approval of the ESPP by our stockholders.

Registration with the SEC

If the ESPP is approved by our stockholders and becomes effective, we intend to file a registration statement on Form S-8 registering the shares reserved for issuance under the ESPP as soon as reasonably practicable after the Annual Meeting.

Accordingly, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders approve the adoption of the Surgalign Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”) and the filing of a registration statement on Form S-8 registering the shares reserved for issuance under the ESPP.”

Vote Required for Approval

Assuming a quorum is present, approval of the ESPP requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the ESPP Proposal, and broker non-votes will not affect the outcome of the vote on the ESPP Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE ESPP PROPOSAL.

PROPOSAL 4: INCENTIVE PLAN PROPOSAL

We are asking stockholders to approve the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan”). The Board believes that stock-based incentive awards can play an important role in the success of our Company. These incentives are given to employees, directors and consultants of our Company and provide these individuals with a proprietary interest in our Company. Our Board believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with stockholders.

Summary of Material Provisions of the Incentive Plan

A summary of the material terms of the Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the Incentive Plan, a copy of which is filed as Annex C to this proxy statement and which is incorporated by reference into this Proposal No. 4. We encourage stockholders to read and refer to the complete plan document in Annex C for a more complete description of the Incentive Plan.

Purposes. The purpose of the Incentive Plan is to assist Surgalign and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and consultants to the Company or its subsidiaries by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Authorized Shares. Subject to the adjustment provisions contained in the Incentive Plan, assuming this Proposal No. 4 is approved by our stockholders, the maximum number of shares of common stock that may be issued pursuant to awards under the Incentive Plan would equal 5,000,000, plus the shares remaining available for awards under the RTI Surgical Inc. 2018 Incentive Compensation Plan (the “2018 Plan”), which we anticipate will be no more than 842,608 additional shares of Common Stock.

The shares reserved for issuance under the plan may be authorized, but unissued shares. If an option or stock appreciation right expires or becomes unexercisable without having been exercised in full, or if shares subject to other types of awards are forfeited to or repurchased by us due to failure to vest, those shares will become available for issuance again under the Incentive Plan. With respect to stock appreciation rights settled in common stock, the net number of shares exercised under the stock appreciation right award will cease to be available under the Incentive Plan. In addition, to the extent that we pay out an award in cash rather than common stock, such cash payment will not reduce the number of shares available for issuance under the Incentive Plan.

Plan Administration. The Compensation Committee of the Board of Directors (the “Committee”) or a committee appointed by the Board administers the Incentive Plan, except to the extent the Board elects to administer the Incentive Plan, in which case the Incentive Plan shall be administered by only independent members of the Board. With respect to awards granted or to be granted to certain officers and key employees intended to be an exempt transaction under Rule 16b-3 of the Exchange Act (“Rule 16b-3”), the members of the committee administering the Incentive Plan with respect to those awards must qualify as “non-employee directors” under Rule 16b-3 and only such non-employee directors will administer the Incentive Plan with respect to such awards.

Subject to the provisions of the Incentive Plan, the Committee has the power to determine the eligible persons to become participants and the terms of the awards not inconsistent with the Incentive Plan, including granting awards, determining the type, number and other terms and conditions of, and all other matters relating to, awards, prescribing award agreements and rules and regulations for the administration of the Incentive Plan, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Incentive Plan. The Committee’s decisions and interpretations are final and binding on all participants and any other holders of awards, and are given the maximum deference permitted by law.

Eligibility. The Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares to our officers, directors, employees, and consultants of Surgalign or our subsidiaries. We are able to grant incentive stock options under the Incentive Plan only to individuals who, as of the time of grant, are employees of ours or of any parent or subsidiary corporation of ours. As of March 15, 2021, we had eight non-employee directors, and 207 employees (including five named executive officers), who are eligible to receive awards under the Incentive Plan.

Stock Options. Each option granted under the Incentive Plan will be evidenced by an award agreement that specifies the exercise price, the number of shares of common stock subject to the option, vesting provisions, the maximum term of the option, forms of consideration for exercise, and such other terms and conditions as the Committee determines, subject to the terms of the Incentive Plan. The exercise price of options granted under the Incentive Plan must be at least equal to the fair market value of our common stock on the date of grant, except in special, limited circumstances as set forth in the Incentive Plan.

On March 15, 2021, the closing price of our common stock on Nasdaq was $2.61 per share.

Stock Appreciation Rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the underlying shares between the exercise date and the date of grant. Each stock appreciation right will be evidenced by an award agreement that specifies the base price, the term of the stock appreciation right, and other terms and conditions as determined by the Committee, subject to the terms of the Incentive Plan. The per share exercise price of a stock appreciation right will be no less than 100% of the fair market value per share of common stock on the date of grant. Stock appreciation rights will be exercisable at such times and under such conditions as determined by the Committee and set forth in the applicable award agreement. At the discretion of the Committee, the payment upon exercise of a stock appreciation right may be paid in cash, shares of common stock, or a combination of both.

Restricted Stock. Restricted stock awards are grants of shares that are subject to various restrictions, which may include restrictions on transferability and forfeiture provisions. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of common stock subject to the award, any period of restriction, and other terms and conditions of the award, as determined by the Committee, subject to the terms of the Incentive Plan.

Restricted stock awards may (but are not required to) be subject to vesting conditions, as the Committee specifies, and the shares of common stock acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have full voting rights, and rights to dividends and other distributions, with respect to such shares upon grant without regard to vesting, unless the Committee provides otherwise. Such dividends and other distributions, if any, that are paid in shares of stock will be subject to the same restrictions of transferability and forfeitability as the shares of restricted stock on which they were paid.

Restricted Stock Units. Each restricted stock unit granted under the Incentive Plan is a bookkeeping entry representing an amount equal to the fair market value of one share on the date of grant. Each restricted stock unit award will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, vesting criteria (which may include accomplishing specified performance criteria or continued service to us), form of pay out, and other terms and conditions of the award, as determined by the Committee, subject to the terms of the Incentive Plan. Restricted stock units result in a payment to a participant if the performance goals or other vesting criteria are achieved or the awards otherwise vest. The Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed (subject to the minimum vesting requirements). The Committee determines in its sole discretion whether an award will be settled in cash, shares of common stock, or a combination of both.

Performance Shares. Performance shares are awards that will result in a payment to a participant only if performance goals or other vesting criteria established by the Committee are achieved or the awards otherwise vest. Each award of performance shares will be evidenced by an award agreement specifying the number of shares, the vesting conditions, the performance period, and other terms and conditions of the award, as determined by the Committee, subject to the terms and conditions of the Incentive Plan. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee in its discretion will establish performance goals or other vesting criteria (which may include continued service), which, depending on the extent to which they are met, will determine the value or number of performance shares to be paid out. After the grant of performance shares, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance shares (subject to the minimum vesting requirements). The Committee, in its sole discretion, may pay earned performance shares in the form of cash, shares of common stock, or in some combination of both.

Non-Transferability of Awards. Unless the Committee provides otherwise, the Incentive Plan generally will not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments. In the event of any extraordinary dividend or other distribution (whether in the form of cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event of our common stock or our other securities, or other change in our corporate structure affecting our common stock, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, the Committee will adjust the number and kind of shares that may be delivered under the Incentive Plan.

Vesting. Awards subject to vesting have a minimum vesting period of one year from the grant date, subject to certain exceptions.

Change in Control. The Incentive Plan provides that in the event of a change in control, as defined in the Incentive Plan, and subject to certain provisions in the Incentive Plan: (i) any option or stock appreciation right that was not previously vested and exercisable as of the time of the change in control, shall become immediately vested and exercisable; (ii) any restrictions, deferral of settlement, and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or any other stock-based award subject only to future service requirements granted under the Incentive Plan shall lapse and such awards shall be deemed fully vested as of the time of the change in control, except to the extent of any waiver by the participant; and (iii) with respect to any outstanding award subject to achievement of performance goals and conditions under the Incentive Plan, the Committee may, in its discretion, consider such awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or on a pro-rata basis based on the portion of the performance period completed as of the change in control).

Plan Amendment; Termination. The Board has the authority to amend, alter, suspend, discontinue or terminate the Incentive Plan, or the Committee’s authority to grant awards, provided such action does not impair the existing rights of any participant. The Incentive Plan will terminate automatically in 2031, unless we terminate it sooner.

Certain U.S. Federal Income Tax Consequences

Nonstatutory Stock Options. A participant generally recognizes no taxable income upon the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. Upon the sale of shares acquired through the exercise of a nonstatutory stock option, any subsequent gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

Stock Appreciation Rights. A participant generally recognizes no taxable income upon the grant of a stock appreciation right. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. Upon the sale of shares acquired by an exercise of the stock appreciation right, any gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

Restricted Stock, Restricted Stock Units and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. In general, a participant who receives a grant of restricted stock units or performance shares will recognize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of any shares received as the payment of the award. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax. In addition, a participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the Third Amended Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our CEO, CFO and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000. The Tax Cuts and Jobs Act of 2017 eliminated an exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit.

New Plan Benefits

Because benefits under the Incentive Plan will depend on the Compensation Committee’s actions and the fair market value of shares of Common Stock on future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Incentive Plan is approved by Surgalign stockholders.

Registration with the SEC

If the Incentive Plan is approved by our stockholders and becomes effective, we intend to file a registration statement on Form S-8 registering the shares reserved for issuance under the Incentive Plan as soon as reasonably practicable after the Annual Meeting.

Accordingly, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders approve the adoption of the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan”) and the filing of a registration statement on Form S-8 registering the shares reserved for issuance under the Incentive Plan.”

Vote Required for Approval

Assuming a quorum is present, approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal, and broker non-votes will not affect the outcome of the vote on the Incentive Plan Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE “SAY ON PAY” VOTE)

On an annual basis, we include a non-binding advisory vote on our executive compensation program (also referred to as a “say on pay” vote) in our proxy statement. In accordance with Section 14A of the Exchange Act, this year we are again asking our stockholders to vote “FOR” to approve the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement.

At our 2020 Annual Meeting, our stockholders approved the “Say on Pay” Proposal, with 98% of the votes cast voting in favor of our executive compensation program. Even with such strong support on this proposal, we remain committed to the practice of frequent Company engagement with stockholders. Senior management continues to periodically meet with our largest stockholders to provide updates to our business environment, strategic and transformation plans, as needed, and respond to any questions related to our compensation philosophy and executive compensation programs.

In response to stockholder feedback, and in an effort to further demonstrate our commitment to a pay-for-performance philosophy and alignment of executive pay with long-term stockholder returns, we:

•	regularly review incentive plans to ensure continued alignment with key business objectives and sufficient rigor in goal setting;

•	continue to review our governance practices and executive pay program design for alignment to stockholder interests; and

•	remain committed to the practice of frequent Company engagement with stockholders.

In deciding how to vote on this proposal, the Board encourages you to consider the following factors, which are more fully discussed in “Compensation Discussion and Analysis”, beginning on page 41 of this proxy statement;

What We Do	What We Don’t Do
Tie Executive pay to company performance with a significant portion of executive pay “at risk”	Do not allow for the repricing of stock options

Link incentive awards to challenging performance goals that reinforce key business objectives and long-term stockholder value creation	Do not provide excessive severance payouts or “golden parachutes” to executive officers

Mitigate risk using clawback provisions, stock ownership guidelines, capped incentive award opportunities, and robust Board of Directors and management processes to identify potential risk	Do not provide excise tax gross-ups

Require our Compensation Committee to be composed solely of independent board members	Do not provide excess perquisites and personal benefits

Utilize an independent compensation consultant (currently Radford/AON)	Do not permit our directors and employees to participate in hedging or pledging activities involving Company securities

We are asking you to indicate your approval for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s named executive officers for 2020 (in some instances, referred to as the “NEOs”), and for purposes of this proxy statement, are:

Name	Office
Terry M. Rich	President and Chief Executive Officer, Director
Jonathon M. Singer	Chief Financial and Operating Officer
Ryan M. Bartolucci	Vice President and Chief Accounting Officer
William S. Durall	Chief Commercial Officer
Joshua H. DeRienzis	General Counsel and Corporate Secretary
Camille I. Farhat	Former President and Chief Executive Officer

Executive Summary

In 2020, we completed a significant step in the transformation of our business with the sale of our original equipment manufacturing (“OEM”) businesses, effective July 20, 2020, and implemented changes in our senior leadership to set the future direction of the Company as we transitioned into a global pure-play spine company. In connection with the sale of our OEM businesses, the Board of Directors appointed Terry M. Rich as our new President and Chief Executive Officer, effective upon the closing of the sale. Mr. Rich previously served as President of our Global Spine business. Mr. Rich’s appointment followed the retirement of Camille Farhat from his role as President and Chief Executive Officer, which preceded his separation from the Company in August 2020. In addition, William S. Durall was hired in June 2020 to fill the newly created Chief Commercial Officer role and Jonathon M. Singer was appointed as our new Chief Operating Officer while remaining our Chief Financial Officer, effective upon the closing of the sale. We also added five other senior executives to the leadership team and two non-employee directors, including a new Chairman of the Board, during the course of 2020.

Compensation decisions made during 2020 were impacted by the sale of the OEM businesses as well as our need to recruit and retain senior leaders following the closing of the transaction. In addition, our financial performance and executive compensation programs were impacted by the COVID-19 pandemic, with most NEOs, excluding Mr. Durall due to his June 2020 hire date, accepting a reduction in their annual base salary as part of our cost savings initiatives adopted in response to the financial challenges presented by the COVID-19 pandemic. In addition, as the year progressed, it became clear that the annual short-term incentive program objectives established at the beginning of the year no longer served as sufficient retentive and incentive devices and were not attainable given the impact of COVID-19 on our business and delays in the sale of the OEM businesses. As a result, the Compensation Committee replaced the annual incentive program established at the beginning of the year with a discretionary bonus program, with payouts determined based on a qualitative assessment of performance against goals deemed by the Committee to be supportive of our achievement of key business and strategic objectives, our performance and long-term stockholder value creation. The Compensation Committee also decided to limit any potential awards, to the extent earned, at 75% of original target award opportunities, with half payable in cash and half in restricted stock vesting after one additional year of service, to further enhance retentive value and alignment with shareholder interests.

On March 10, 2021, based on the recommendation of the Compensation Committee, the Board determined discretionary bonus compensation for the year ended December 31, 2020 for certain NEOs. 50% of such discretionary bonus compensation for each NEO is payable in the form of restricted stock awards, subject to approval of the Share Increase Proposal at the Annual Meeting. Such discretionary bonus compensation is reflected in the Summary Compensation Table beginning on page 52 of this proxy statement.

Oversight of Executive Compensation Program

General

The Compensation Committee of our Board (the “Compensation Committee”), presently chaired by Ms. Weis and consisting of Messrs. Stolper, Thomas, Valeriani and Ms. Weis, is responsible for the planning, review and administration of our executive compensation programs. The Compensation Committee is charged with the review and approval of all annual compensation decisions relating to executive officers and our annual compensation guidelines for all other Company officers and employees. A copy of the Compensation Committee charter is available on our website at http://www.surgalign.com/investors/governance.

We believe we must attract, retain and motivate top quality executive talent to support the achievement of our business objectives. We believe that the executive compensation programs we adopt are critical tools in this process. The executive compensation programs are designed to link executive compensation to our performance and key strategic objectives through at-risk compensation opportunities, and to provide significant reward to executives based on our success. The 2020 executive compensation programs consisted of base salary, annual cash incentives in the form of discretionary bonuses and long-term incentives in the form of stock options and restricted stock. In addition, several of the NEOs received bonuses in 2020 to recognize extraordinary efforts, particularly as it related to the disposition of the OEM businesses, as well as for retention purposes.

Our compensation programs are designed specifically for: (1) our NEOs; (2) other officers of the Company; and (3) other Company employees. The Compensation Committee is charged with the review and approval of all annual compensation decisions relating to executive officers and our annual compensation guidelines for all other Company officers and employees.

Compensation Consultant

The Compensation Committee has the authority to retain an independent compensation consultant to assist with the review of our executive and non-employee director compensation programs. The Compensation Committee engaged Pearl Meyer as its independent compensation consultant with respect to 2020 compensation decisions. Pearl Meyer reported to and was directed by the Compensation Committee and provides no other services to us. Pearl Meyer assisted the Compensation Committee with respect to 2020 compensation decisions by providing comparative market data on compensation practices and programs based on an analysis of the companies in our peer group identified below, provided guidance on incentive plan designs and industry best practices, and participated in Compensation Committee meetings as requested.

Peer Group and Compensation Targets

With the assistance of Pearl Meyer, during late 2018, the Compensation Committee selected a peer group of public companies and prepared an analysis of compensation paid to our executive officers, against the executive officers at the peer companies, which we refer to as “compensation benchmarking data.” The peer group consisted of the following sixteen publicly traded medical device-related companies which we believe had executives in positions that were of similar scope to our executives:

Alphatec Holdings, Inc.	Cardiovascular Systems, Inc.	Globus Medical, Inc.	Orthofix International N.V.

AngioDynamics Inc.	CONMED Corporation	K2M Group Holdings, Inc.	SeaSpine Holdings Corp.

Anika Therapeutics, Inc.	CryoLife Inc.	Lantheus Holdings, Inc.	Wright Medical Group N.V.

Atrion Corp.	Endologix, Inc.	Merit Medical Systems, Inc.	Xtant Medical Holdings, Inc.

At the time of the market pay analysis conducted in 2018, our net sales and employee headcount were positioned between the 50th and 75th percentile levels of this peer group. No competitive pay assessment was conducted in 2019 or 2020, during which time we were evaluating various strategic alternatives that ultimately led to the sale of our OEM businesses. In late 2019, Pearl Meyer provided market data as an additional reference point, including proxy pay data for NEOs at spine-related peers, including Alphatec Holdings, Inc., Anika Therapeutics, Inc., CONMED Corporation, Globus Medical, Inc., Orthofix International N.V., SeaSpine Holdings Corp., Wright Medical Group N.V., and Xtant Medical Holdings, Inc., as well as published survey data for comparably-sized organizations as reported in the Radford Global Technology Survey and the Culpepper Executive Compensation survey. Pearl Meyer also provided input on compensation arrangements for certain newly hired or promoted NEOs during 2020 based on previously-compiled market data.

The compensation benchmarking data provides information to compare the compensation levels of our executive officers against comparable organizations but is not the main determinant of compensation. In general, the Compensation Committee considers each executive officer’s compensation against the median (or 50th percentile) of the compensation benchmarking data, and then considers additional factors such as our performance, individual executive performance, qualifications and responsibilities, internal pay equity, and retention risks.

The Compensation Committee, after consulting with Pearl Meyer, determined to update the peer group used for purposes of compiling compensation benchmarking data for our 2021 executive compensation programs in order to improve the Company’s relative size positioning relative to the peer group, to align more closely with our revised portfolio strategy following the sale of the OEM businesses and our recent acquisition of Holo Surgical Inc., and to reflect acquisition activity in our prior peer group. The following fifteen companies represent the revised executive compensation peer group that will be used for NEO pay competitiveness assessments in 2021:

Accuray Incorporated	CONMED Corporation	NuVasive, Inc.	SI-BONE, Inc.

Alphatec Holdings, Inc.	Fluidigm Corporation	Orthofix International N.V.	ViewRay, Inc.

AngioDynamics, Inc.	Globus Medical, Inc.	OrthoPediatrics Corp.	Xtant Medical Holdings, Inc.

AxoGen, Inc.	Nevro Corp.	SeaSpine Holdings Corp.

Compensation Committee Consideration of Stockholder Advisory Votes

At our 2020 Annual Meeting, our stockholders approved the “Say on Pay” Proposal, with 98% of the votes cast voting in favor of our executive compensation. Even with such strong support on this proposal, we remain committed to the practice of frequent engagement with stockholders. Senior management continues to periodically meet with our largest stockholders to provide updates to our business environment, strategic and transformation plans and respond to any questions related to our compensation philosophy and executive compensation programs.

In response to stockholder feedback, and in an effort to further demonstrate our commitment to a pay-for-performance philosophy and alignment of executive pay with long-term stockholder returns, we:

•	regularly review incentive plans to ensure continued alignment with key business objectives and sufficient rigor in goal setting;

•	continue to review our governance practices and executive pay program design for alignment to stockholder interests; and

•	remain committed to the practice of frequent Company engagement with stockholders.

The Compensation Committee will continue to review future stockholder voting results, including the voting results with respect to “Proposal 5—Advisory Vote on Executive Compensation” described in this proxy statement, and determine whether to make any changes to the Company’s executive compensation program in light of such voting results.

Overview of Compensation Philosophy and Program

In order to recruit and retain qualified and competent individuals as executive officers, we strive to maintain compensation programs that are competitive in the global labor market. Our compensation programs are intended to reward exceptional organizational and individual performance.

The following compensation objectives are considered in setting the compensation programs for our executive officers:

•	Drive and reward performance in support of our strategy, primary objectives and values;

•	Reflect competitive market practices and enhance our ability to attract, retain, reward and recognize top talent;

•	Provide a meaningful percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria; and

•	Reward both short and long-term performance aligning executive incentives to stockholder returns and value creation.

What We Do	What We Don’t Do
Tie executive pay to our performance with a significant portion of executive pay “at risk”	Do not allow for the repricing of stock options

Mitigate risk using clawback provisions, stock ownership guidelines, capped incentive award opportunities, and robust Board of Directors and management processes to identify potential risk	Do not provide excise tax gross-ups

Require our Compensation Committee to be comprised solely of independent board members	Do not permit our directors and employees to participate in hedging or pledging activities involving our securities

Review of Executive Officer Performance

The Compensation Committee reviews, on an annual basis, all pay components for each of our executive officers. The Compensation Committee takes into account the scope of responsibilities and experience of each incumbent and balances these against competitive compensation levels.

In addition, each year, the President and Chief Executive Officer presents to the Compensation Committee his evaluation of each executive officer, other than himself, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. The Chairman of the Board and the Chairman of the Compensation Committee, in consultation with the full Board, also evaluate the President and Chief Executive Officer’s performance in light of corporate goals and objectives and other factors as deemed appropriate. Following the reviews of performance and a comparison to the compensation benchmarking data, and based on input and recommendation from the Chief Executive Officer with respect to the executive officers, the Compensation Committee makes its own assessments and recommends to the Board compensation for the executive officers, including the President and Chief Executive Officer. The Board evaluates the contribution and performance of the executive officers, including the President and Chief Executive Officer, and approves their compensation after considering the recommendation of the Compensation Committee.

Our financial and operational results, management’s execution against our transformation strategy and the Compensation Committee’s deliberations were reflected in our final 2020 executive compensation decisions.

Consideration was also given to management’s response to the COVID-19 pandemic, including continuously maintaining business operations, providing a safe working environment for employees, successfully completing the sale of the OEM businesses and the Holo Surgical Inc. acquisition, and revamping our leadership team and portfolio strategy. We believe these decisions demonstrate a strong alignment between executive compensation and our performance, strategic priorities and stockholder value creation.

2020 Compensation Elements

Base Salary

Base salaries are intended to provide a level of fixed compensation sufficient to attract and retain a high-quality leadership team, when considered in combination with the other components of our executive compensation programs. Base salaries are reviewed annually by the Compensation Committee, with adjustments driven primarily by individual performance, changes in responsibility or when significant deviation from competitive market data exists.

The table below shows the changes in the annualized base salaries of our NEOs from 2019 to 2020:

NEO	2019 Annualized Base Salary	2020 Annualized Base Salary (1)	Annualized Base Salary Increase
Terry M. Rich (2)	$450,000	$525,000	$75,000
Jonathon M. Singer	$468,000	$489,436	$21,436
Ryan M. Bartolucci (3)	$230,000	$241,500	$11,500
William S. Durall (4)	—	$350,000	—
Joshua H. DeRienzis	$325,000	$350,000	$25,000
Camille I. Farhat	$673,672	$675,950	$2,278

(1)	Amounts in this column do not reflect the voluntary salary reductions taken in 2020 by our NEOs. Mr. Durall did not suffer a reduction due to his June 2020 hire date, as described below.
(2)

Mr. Rich’s base salary was increased in connection with his appointment as President and Chief Executive Officer in July 2020, with the adjustment determined based on market data and our historical compensation practices, as well as input from the Compensation Committee’s compensation consultant.

(3)

Mr. Bartolucci’s base salary was increased to $285,000 effective January 1, 2020 to reflect anticipated changes to his role and responsibilities in connection with the sale of the OEM businesses. It was subsequently determined that such changes would not be put into effect, and Mr. Bartolucci’s base salary was reduced to $241,500 effective as of July 1, 2020.

(4)

Mr. Durall joined the Company in June 2020 and his base salary was determined based on market data and our historical compensation practices, as well as input from the Compensation Committee’s compensation consultant.

In light of the uncertainty created by the effects of the COVID-19 pandemic and to help manage costs, Mr. Farhat agreed to forgo 50% of his base salary and each of our other NEOs other than Mr. Durall agreed to forgo 30% of their respective base salaries, in each case, from April 2020 to July 2020.

Short-Term Incentive Compensation

Our executive officers have historically participated in our Incentive Plan, which provides participants an opportunity to earn cash incentives based on the achievement of certain Company-wide and business unit-specific performance goals, measured over an annual period. Consistent with prior years, in February 2020, the Compensation Committee established the 2020 incentive performance criteria and target annual incentives for our NEOs under our Incentive Plan. The 2020 target annual incentives, expressed as a percentage of base salary, did not change as compared to 2019 for our continuing NEOs other than: (i) Mr. Rich, who was hired in December 2019 and who was not eligible to participate in 2019 and (ii) Mr. DeRienzis, whose target annual incentive, as a percentage of base salary, increased from 45% to 50%, in accordance with the terms of his offer letter. Under the terms of his offer of employment, Mr. Durall, who was hired in June 2020, was entitled to a discretionary annual bonus opportunity of up to 75% of his base salary, pro-rated for the number of months he was employed by us in 2020. Mr. Durall’s target discretionary annual bonus opportunity was determined based on market data and our historical compensation practices, as well as input from the Compensation Committee’s compensation consultant.

The table below shows the target short-term incentive opportunity as a percentage of base salary for each of our NEOs in 2020:

NEO	Short-Term Incentive Target as a % of Salary
Terry M. Rich	100%
Jonathon M. Singer	65%
Ryan M. Bartolucci	40%
William S. Durall	75	% (1)
Joshua H. DeRienzis	50%
Camille I. Farhat	110%

(1)	Mr. Durall was entitled to an annual discretionary bonus of up to 75% of his base salary, pro-rated for the number of months he was employed by us in 2020.

The 2020 incentive criteria established in February 2020 for each of the then-serving NEOs other than Messrs. DeRienzis and Bartolucci, who were expected to be employed by the buyer of the OEM businesses at the time the goals were set, were:

Metric	Total Corporate Revenues	Adjusted EBITDA (1)	Individual Goals – Performance Rating
Weighting	50%	25%	25%
Target Goal	$135.6 Million	$(14.1) Million	Meets Expectations

(1)

The Adjusted EBITDA performance measure was calculated using non-GAAP measures, which we believe provide meaningful supplemental information regarding our core operational performance. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization and adjusted to exclude certain non-recurring charges such as inventory write-offs, inventory purchase price adjustments, severance and restructuring costs, asset impairments and abandonments and transaction and integration expenses associated with business acquisitions.

Goals were set prior to the onset of the COVID-19 pandemic and assumed the OEM transaction would close by early April 2020. In light of the unforeseeable and extraordinary nature of the COVID-19 pandemic and its impact on our business, as well as the events associated with the delay in the sale of the OEM businesses, the Compensation Committee determined that the incentive criteria established in February 2020 were not attainable and no longer served as an adequate retention or incentive device. In December 2020, the Compensation Committee replaced the 2020 annual incentive program with a discretionary bonus program, with payouts to be determined based on a qualitative assessment of performance with respect to a number of factors, including: preserving liquidity; successfully executing the sale of the OEM businesses; establishing a new senior executive leadership team and hiring additional personnel with significant experience relevant to our status as a global pure-play spine company; revamping our portfolio strategy; the acquisition and integration of Holo Surgical Inc.; and securing additional financing for ongoing operations. No weightings were assigned to the various criteria, with the Compensation Committee to exercise its discretion to make award determinations based on its overall qualitative assessment of accomplishments and performance results for 2020. The Compensation Committee also decided to limit any potential awards under the discretionary bonus program for NEOs at 75% of the originally established target award opportunities, with half payable in cash and half in restricted stock vesting after one additional year of service to further enhance retention and alignment with stockholders’ interests.

OEM Transaction Bonuses

In order to recognize the extraordinary efforts involved in the separation of our spine and OEM businesses and retain critical employees through the consummation of the strategic sale of the OEM businesses and thereafter, the Compensation Committee granted transaction bonuses to certain of our employees, including special transaction bonuses to Messrs. Bartolucci and DeRienzis equal to 75% of their base salaries. These special transaction bonuses were payable upon the earlier to occur of: (x) April 30, 2020 and (y) the consummation of the sale of the OEM businesses, subject to the applicable executive’s continuous employment through the payment date.

Additionally, on January 10, 2020, in recognition of extraordinary services he performed for us in connection with the sale of the OEM businesses, including taking the lead role in critical negotiations and generally managing the separation, the Compensation Committee approved a transaction bonus for Mr. Singer, which included a cash payment of $225,000, which was paid upon the consummation of the sale, and a restricted stock award with a grant date fair value of $225,000, as described below.

Bartolucci Recognition Bonus

The Compensation Committee approved a recognition bonus of $100,000 to Mr. Bartolucci in June 2020 in recognition of his extraordinary efforts relating to our financial reporting function.

DeRienzis Cash Payment in Lieu of Equity Award

Pursuant to the terms of his offer letter, Mr. DeRienzis was entitled to receive $150,000 in the form of an equity award in 2020 to partially compensate him for equity he forfeited at his previous employer. When we and Mr. DeRienzis entered into the DeRienzis Involuntary Termination Agreement (as described below) in January 2020, it was agreed that the $150,000 amount would be paid in cash over a three-year period, subject to Mr. DeRienzis’ continued employment through the applicable payment date. In connection with the sale of our OEM businesses and as an inducement for Mr. DeRienzis to remain with us, it was further agreed that the $150,000 cash payment would be paid as a lump sum in connection with the closing of such sale, subject to his continued employment through such date.

Long-Term Incentive Compensation

Long-term incentives compose a significant portion of an executive officer’s total compensation package. The Compensation Committee’s objective is to provide executive officers with long-term incentive award opportunities that will align pay with stockholder value creation, encourage teamwork and collaboration in accomplishing long-term goals, facilitate stock ownership among executives, create retention incentives, and generally reflect competitive market practices. In recent years, we have provided executive officers with grants of stock options, restricted stock and performance share awards.

Given the contemplated sale of the OEM businesses, the Compensation Committee elected to deliver the 2020 long-term incentive program in the form of stock options and time-based restricted stock awards, with the following characteristics:

Award Type	Objective	Key Features
Stock Options	• Strengthens relationship between long-term value of our stock price and potential financial gain for employees

•  Opportunity to purchase our common stock over a designated time period at a price fixed on the grant date

•  Only has value if common stock price increases above the exercise price and the holder remains employed through vesting period

•  Exercise price is the closing stock price on the date of grant and shall not be less than the fair market value of the shares on the date of grant

•  Awards granted at hire for both the CFO and COO and the former CEO have stringent price appreciation hurdles required for vesting

Time-Based Restricted Stock	• Encourages stock ownership and aids in retaining key employees

•  Shares of our common stock that are awarded with the restriction that the holder remains employed through the date of vesting

•  Holders are allowed to vote shares as a stockholder

•  Unvested awards generally are forfeited if the holder terminates employment with us

Each year, we budget a certain level of equity compensation expense and the Compensation Committee and Board of Directors approve awards within budget guidelines. The executive officers are granted equity awards as part of the overall allocation of equity compensation to our managerial employees. The compensation benchmarking data is looked at as a point of reference as to whether executive officers are receiving equity compensation commensurate with responsibilities and similar to executive officers in the peer companies. In addition to annual equity grants, the Compensation Committee may grant equity awards to its executive officers in recognition of promotions, expanded responsibilities, performance or retention concerns. In determining the size of these special awards, the Compensation Committee considers market data, our historical compensation practices and input from its independent compensation consultant, as well as internal pay equity. During 2020, the Compensation Committee granted equity awards to its NEOs as follows:

•

Mr. Rich received a promotional equity award in January 2020 in anticipation of his potential appointment as President and Chief Executive Officer, with an aggregate grant date fair value of approximately $668,000, and delivered in the form of stock options and time-based restricted stock. In addition, upon assuming the position of President and Chief Executive Officer in July 2020, Mr. Rich received an additional grant of stock options and time-based restricted stock, with an aggregate grant date fair value of approximately $244,000, bringing his combined promotion award to the target grant date value (i.e., $912,000) approved by the Compensation Committee in January 2020.

•

In January 2020, Mr. Singer received a promotional equity grant with a grant date fair value of $950,000, in the form of time-based restricted stock in connection with his promotion to the position of Chief Operating Officer. Mr. Singer also received a grant of time-based restricted stock awards with a grant date fair value of $225,000 in connection with the sale of the OEM businesses.

•

Messrs. Bartolucci and DeRienzis received equity awards in July 2020, which were delayed from the customary February grant timeframe because of uncertainty as to whether each would continue with us or the OEM businesses. These awards were delivered in the form of an equally weighted grant date value mix of stock options and time-based restricted stock.

•

In connection with the commencement of his employment with us in June 2020, Mr. Durall received new hire equity awards with an aggregate grant date fair value of $741,000, in the form of stock options and time-based restricted stock.

The long-term incentive information related to the 2020 NEOs is included in the 2020 Summary Compensation Table under the columns Stock Awards and Option Awards. Additional information on long-term incentive awards, including vesting schedules, is shown in the 2020 Grants of Plan-Based Awards Table and the 2020 Outstanding Equity Awards at Fiscal Year-End Table.

Stock Ownership Guidelines and Insider Trading Policy

Our Board has adopted Stock Ownership Guidelines, which require our current chief executive officer to hold qualifying shares in an amount equal to six times base salary, our other continuing NEOs to hold an amount equal to three times base salary and our non-employee directors to hold an amount equal to five times the annual cash retainer plus all shares initially granted upon election to the Board, if applicable. Our chief executive officer, other continuing NEOs and non-employee directors must achieve the requisite threshold ownership within five years from the date on which they first become subject to the Stock Ownership Guidelines. Once the threshold is reached, an executive officer or non-employee director is permitted to sell net after-tax shares received from equity grants, provided that the threshold ownership requirement is maintained. NEOs and non-employee directors may, from time to time, sell shares of the Company’s common stock to cover taxes associated with the vesting of restricted stock awards. When an executive officer or non-employee director leaves our Company or the Board, the executive officer or non-employee director may sell any vested shares he or she possesses, subject to compliance with applicable law. Each of our continuing NEOs and non-employee directors is in compliance with the Stock Ownership Guidelines or is within the five-year accumulation period.

Our Board has also adopted an Insider Trading Policy, which includes anti-hedging provisions that restrict our employees, officers and directors from purchasing financial instruments or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock.

Tax Implications of Executive Compensation

Compensation paid to certain executive officers in excess of $1,000,000 is generally non-deductible, whether or not it is performance-based. Although the Compensation Committee has generally attempted to structure executive compensation so as to preserve deductibility, it also believes that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare benefits, life insurance, short and long-term disability and retirement benefits to all eligible employees. The NEOs generally are eligible for these benefit programs on the same terms and conditions as those applicable to other employees but also participate in perquisite programs related to these benefits as described below.

In addition, our NEOs are provided with the following benefits as a supplement to their other compensation:

•	Health and Welfare Coverage: We pay 100% of the premiums for health, dental and vision insurance for executive officers. In addition, at our expense, each executive officer is entitled to an executive physical exam on an annual basis. Executive officers are responsible for deductibles and co-payments under the health benefit plans.

•

Life Insurance and Accidental Death and Dismemberment Coverage: We pay 100% of the premium for both term life insurance and accidental death and dismemberment coverage, equal to $50,000 for the executive officers of the Company.

Employment Arrangements

As of December 31, 2020, we did not have in effect any general severance plan that provides for change-in-control or other payments to our executive officers, although Messrs. Rich, Singer and Durall’s employment agreements and Mr. DeRienzis’ offer letter provide for severance protections as described in the section titled “Potential Payments Upon Termination of Employment or a Change in Control,” the terms of which were determined based on the competitive market at the time, as well as input from the Compensation Committee’s compensation consultant with respect to our past practices.

On July 17, 2020, Mr. Farhat entered into a separation agreement and general release with us, which included, among other things, a recognition bonus of $2,500,000 for Mr. Farhat’s services during the transition and restructuring of the Company, a two year non-competition arrangement and a general release of claims against us. The consideration contemplated in the separation agreement was in lieu of any severance payment under Mr. Farhat’s existing employment agreement. The terms of Mr. Farhat’s separation agreement were determined based on the compensation he was entitled to under his existing employment agreement, the value of his outstanding equity awards, the extraordinary efforts of Mr. Farhat in connection with the closing of the sale of the OEM businesses, and the extended non-compete period agreed to by Mr. Farhat, as well as input from the Compensation Committee’s compensation consultant. Mr. Farhat played a critical role in evaluating strategic alternatives, identifying a buyer for and negotiating the terms of the sale of the OEM businesses, safeguarding employees and managing the business during the COVID-19 pandemic, and positioning us to become a leading pure-play global spine company poised for significant future growth. The Compensation Committee also noted that Mr. Farhat did not previously receive any other type of transaction incentive upon the sale of the OEM businesses.

Please see the section titled “Potential Payments Upon Termination of Employment or a Change in Control” for further information regarding the severance provisions set forth in the employment arrangements with our NEOs as well as a summary of our separation agreement with Mr. Farhat.

Clawbacks

Pursuant to certain of our equity incentive plans, the Board may, in appropriate circumstances, require reimbursement of any incentive payment under any award to an employee where: (1) there is an accounting restatement of our financial statements or results; and (2) such restatement results from a noncompliance by us with any requirements under or related to the federal securities laws.

Risk Assessment

The Compensation Committee conducted a risk assessment of our compensation policies and practices during the fiscal year 2020. This risk assessment consisted of a review of cash and equity compensation provided to senior executives and incentive compensation plans and commission plans which provide variable compensation based upon our and individual performance. The Compensation Committee concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business and do not create risk that is reasonably likely to have a material adverse effect on us. The following characteristics of our compensation programs support this finding:

•	our use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

•	our use of multiple performance measures and capped incentive award opportunities in the short-term incentive program;

•	the ability of the Compensation Committee and/or the Board to reduce incentive payouts if deemed appropriate;

•	stock awards have multi-year vesting ranging from three to five years;

•	performance shares only vest if market-based and/or financial goals are achieved and are capped at 200% of target levels;

•	stock ownership guidelines are in place with respect to minimum levels of stock ownership;

•	our Insider Trading Policy contains a prohibition on hedging and using derivative securities or short selling in relation to our stock; and

•	our practice of looking beyond specific results-oriented performance and assessing the overall contributions of a particular executive.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our 2020 NEOs for the years indicated.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Terry M. Rich President and Chief Executive Officer	2020	466,520	—	840,063	236,000	164,063	15,768	1,722,414

Jonathon M. Singer Chief Financial and Operating Officer	2020	459,959	225,000	1,253,331	—	78,332	25,257	2,041,879
	2019	460,347	—	514,798	—	—	28,507	1,003,652
	2018	450,000	1,000,000	256,614	256,614	223,763	19,711	2,197,575

Ryan M. Bartolucci Chief Accounting Officer	2020	253,643	313,750	209,025	180,500	24,150	21,138	1,002,206

William S. Durall Chief Commercial Officer	2020	189,172	—	419,724	366,000	44,724	4,232	1,023,852

Joshua H. DeRienzis General Counsel and Corporate Secretary	2020	331,404	262,500	290,938	230,500	54,688	184,929	1,354,959
	2019	224,492	—	450,000	—	—	146,003	820,495

Camille I. Farhat Former President and Chief Executive Officer	2020	339,552	—	—	—	—	2,509,465	2,849,017
	2019	664,148	—	—	—	—	26,036	690,184
	2018	651,119	—	—	—	550,383	18,127	1,219,629

(1)	Messrs. Rich, Bartolucci and Durall were not named executive officers prior to 2020 and Mr. DeRienzis was not a named executive officer prior to 2019.
(2)

Amounts reported in this column for 2020 represent: (i) a transaction bonus of $225,000 paid to Mr. Singer in connection with the sale of our OEM businesses; (ii) a special recognition bonus of $100,000 and a transaction bonus of $213,750 paid to Mr. Bartolucci; and (iii) a transaction bonus of $262,500 paid to Mr. DeRienzis, each as further described in the section titled “Compensation Discussion and Analysis”.

(3)

Reflects the fair value of the award at date of grant, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”), calculated based on the closing stock price on the date of grant.

(4)

Reflects the fair value of the award on the date of grant, calculated in accordance with ASC 718. To compute the grant date fair value of stock option awards, we use the Black-Scholes model with the following assumptions: risk-free interest rate of 2.54%, expected term based on historical experience of 6.5 years, expected volatility of 37.73%, and expected dividend yield of 0%.

(5)

As noted in the section titled “Compensation Discussion and Analysis,” during 2020, we replaced our 2020 incentive program with a discretionary bonus program, with bonuses to be paid based on qualitative factors approved by the Compensation Committee. The Compensation Committee determined that 50% of such discretionary bonuses will be paid in the form of restricted stock awards. Such awards are reflected in the “Stock Awards” column. The remainder of such discretionary bonuses are reflected in this column.

(6)

The amounts set forth in this column for 2020 include: (i) matching contributions under our 401(k) Plan; (ii) payments for executive health and dental insurance; (iii) the dollar value of life insurance premiums paid by us; (iv) with respect to Mr. DeRienzis, (A) the cost of physical medical examinations, and (B) a lump sum cash payment of $150,000 as compensation for equity awards with his prior employer that he forfeited upon joining the Company; and (v) with respect to Mr. Farhat, (A) a lump sum cash payment of $2,500,000, and (B) the cost of Company-paid COBRA continuation coverage, in each case, pursuant to the terms of the Farhat Separation Agreement. In addition, the amount reported for Mr. Farhat for 2018 has been updated as compared to amounts previously reported to include the cost of Company-provided physical medical examinations. The amounts for 2020 are listed in the following table:

Named Executive Officer	401(k) Matching Contributions	Health and Dental Insurance	Life Insurance	Physical Medical Examinations	DeRienzis Cash Payment	Separation Pay	COBRA Premiums	Total
Terry M. Rich	$8,148	$7,095	$525	—	—	—	—	$15,768
Jonathon M. Singer	$17,100	$7,194	$963	—	—	—	—	$25,257
Ryan M. Bartolucci	$13,124	$7,920	$94	—	—	—	—	$21,138
William S. Durall	—	$3,557	$675	—	—	—	—	$4,232
Joshua H. DeRienzis	$16,332	$7,325	$361	$10,911	$150,000	—	—	$184,929
Camille I. Farhat	$3,120	$1,330	—	—	—	$2,500,000	$5,015	$2,509,465

GRANTS OF PLAN-BASED AWARDS

The following table discloses the actual numbers of restricted stock awards and stock options granted during 2020 and the grant date fair value of these awards. It also captures potential payouts under the Company’s non-equity incentive plans.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Approval Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Terry M. Rich			Non-Equity Incentive Plan	262,500	525,000	656,250	—		—		—	—
	1/12/2020	1/10/2020	Option Award	—	—	—	—		178,561	(3)	4.41	142,849
	7/22/2020	7/20/2020	Option Award	—	—	—	—		72,140	(3)	3.14	93,061
	1/12/2020	1/10/2020	Restricted Stock Award	—	—	—	119,041	(3)	—		—	524,971
	7/22/2020	7/20/2020	Restricted Stock Award	—	—	—	48,093	(3)	—		—	151,012
Jonathon M. Singer			Non-Equity Incentive Plan	159,067	318,133	397,666	—		—		—	—
	1/10/2020	1/8/2020	Restricted Stock Award	—	—	—	216,234	(4)	—		—	950,000
	1/10/2020	1/8/2020	Restricted Stock Award	—	—	—	51,213	(4)	—		—	225,000
Ryan M. Bartolucci			Non-Equity Incentive Plan	48,300	96,600	120,750	—		—		—	—
	7/2/2020	6/30/2020	Option Award	—	—	—	—		102,248	(5)	2.94	123,720
	7/22/2020	7/20/2020	Option Award	—	—	—	—		44,006	(5)	3.14	56,768
	7/2/2020	6/30/2020	Restricted Stock Award	—	—	—	43,125	(6)	—		—	126,788
	7/22/2020	7/20/2020	Restricted Stock Award	—	—	—	18,499	(6)	—		—	58,087
William S. Durall			Non-Equity Incentive Plan	71,094	142,188	177,734	—		—		—	—
	7/2/2020	6/30/2020	Option Award	—	—	—	—		302,419	(7)	2.94	365,927
	7/2/2020	6/30/2020	Restricted Stock Award	—	—	—	127,551	(7)	—		—	375,000
Joshua H. DeRienzis			Non-Equity Incentive Plan	87,500	175,000	218,750	—		—		—	—
	7/2/2020	6/30/2020	Option Award	—	—	—	—		190,524	(5)	2.94	230,534
	7/2/2020	6/30/2020	Restricted Stock Award	—	—	—	80,357	(6)	—		—	236,250
Camille I. Farhat			Non-Equity Incentive Plan	371,773	743,545	929,431	—		—		—	—

(1)

These amounts represent the threshold, target, and maximum incentives payable to each named executive officer under our 2020 incentive program. The amounts reported for Mr. Durall have been pro-rated for the number of months he was employed by us in 2020 in order to reflect the terms of his offer of employment. As noted in the section titled “Compensation Discussion and Analysis,” during 2020, our 2020 incentive program was replaced with a discretionary bonus program.

(2)

These amounts represent the grant date fair value associated with the grant of these restricted stock and stock option awards, as computed in accordance with ASC 718. To compute the grant date fair value of stock option awards, we use the Black-Scholes model with the following assumptions: risk-free interest rate of 2.54%, expected term based on historical experience of 6.5 years, expected volatility of 37.73%, and expected dividend yield of 0%.

(3)

This award vested one-third on January 13, 2021, and the remainder vests in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(4)

This restricted stock award vests 50% on the one-year anniversary of the grant date and the remainder vests in four substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(5)

This award vests in five substantially equal quarterly installments. The first vesting date occurred on February 26, 2021. The other vesting dates will occur on February 26, 2022, 2023, 2024 and 2025, subject to the recipient’s continued service with us through each applicable vesting date.

(6)

This award vests in three substantially equal installments. The first vesting date occurred on February 26, 2021. The other vesting dates will occur on February 26, 2022 and 2023, subject to the recipient’s continued service with us through each applicable vesting date.

(7)

This award vests one-third on June 15, 2021 and the remainder vests in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding equity awards held by our NEOs as of December 31, 2020.

				Option Award					Stock Awards
Name	Grant Date		Grant Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Terry M. Rich	11/29/2019	(2)	Stock Options	62,799	125,598	—	2.09	11/29/2029	—	—	—	—
	1/12/2020	(3)	Stock Options	—	178,561	—	4.41	1/12/2030	—	—	—	—
	7/22/2020	(3)	Stock Options	—	72,140	—	3.14	7/22/2030	—	—	—	—
	11/29/2019	(2)	RSA	—	—	—	—	—	83,732	183,373	—	—
	1/12/2020	(3)	RSA	—	—	—	—	—	119,041	260,700	—	—
	7/22/2020	(3)	RSA	—	—	—	—	—	48,093	105,324	—	—

Jonathon M. Singer	9/18/2017	(4)	Stock Options	—	—	306,900	4.55	9/18/2022	—	—	—	—
	2/28/2018	(5)	Stock Options	51,200	76,800	—	4.25	2/28/2028	—	—	—	—
	2/28/2018	(6)	RSA	—	—	—	—	—	19,400	42,486	—	—
	2/26/2019	(6)	RSA	—	—	—	—	—	36,588	80,128	—	—
	2/26/2019	(7)	PSU	—	—	—	—	—	—	—	27,441	60,096
	1/10/2020	(8)	RSA	—	—	—	—	—	216,234	473,552	—	—
	1/10/2020	(8)	RSA	—	—	—	—	—	51,213	112,156	—	—

Ryan M. Bartolucci	9/25/2018	(5)	Stock Options	6,881	10,321	—	4.60	2/28/2028	—	—	—	—
	7/2/2020	(9)	Stock Options	—	102,248	—	2.94	7/2/2030	—	—	—	—
	7/22/2020	(9)	Stock Options	—	44,006	—	3.14	7/22/2030	—	—	—	—
	9/25/2018	(6)	RSA	—	—	—	—	—	2,717	5,950	—	—
	2/26/2019	(6)	RSA	—	—	—	—	—	5,722	12,531	—	—
	2/26/2019	(7)	PSU	—	—	—	—	—	—	—	4,291	9,397
	7/2/2020	(10)	RSA	—	—	—	—	—	43,125	94,444	—	—
	7/22/2020	(10)	RSA	—	—	—	—	—	18,499	40,513	—	—

William S. Durall	7/2/2020	(11)	Stock Options	—	302,419	—	2.94	7/2/2030	—	—	—	—
	7/2/2020	(11)	RSA	—	—	—	—	—	127,551	279,337	—	—

Joshua H. DeRienzis	7/2/2020	(9)	Stock Options	—	190,524	—	2.94	7/2/2030	—	—	—	—
	4/8/2019	(6)	RSA	—	—	—	—	—	46,125	101,014	—	—
	4/8/2019	(7)	PSU	—	—	—	—	—	—	—	6,919	15,153
	7/2/2020	(10)	RSA	—	—	—	—	—	80,357	175,982	—	—

Camille I. Farhat	1/26/2017	(12)	Stock Options	—	—	1,950,000	3.20	1/26/2022	—	—	—	—

(1)	The market values of shares or units of stock that have not vested reflect a stock price of $2.19, our closing stock price on December 31, 2020.
(2)

This award vests one-third on the one-year anniversary of the grant date and the remainder in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(3)

This award vested one-third on January 13, 2021 and the remainder vests in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(4)

This option award vests one-third upon the average publicly traded closing stock price of our common stock exceeding each of $7.00, $8.00 and $9.00, in each case, for sixty consecutive calendar days. The vesting of this option award is cumulative.

(5)

This award vests in five substantially equal installments on each of the first five anniversaries of the grant date, subject to the recipient’s continued service with us through each applicable vesting date.

(6)

This award vests in three substantially equal installments on each of the first three anniversaries of the grant date, subject to the recipient’s continued service with us through each applicable vesting date.

(7)

This award vests on the three-year anniversary of the grant date, subject to the achievement of certain market-based performance metrics over the three-year performance period. In accordance with the SEC’s executive compensation disclosure rules, the amounts reported with respect to this award are based on achieving the threshold performance goals.

(8)

This award vested 50% on the one-year anniversary of the grant date and the remainder vests in four substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(9)

This award vests in five substantially equal installments. The first vesting date occurred on February 26, 2021. The other vesting dates will occur on February 26, 2022, 2023, 2024 and 2025, subject to the recipient’s continued service with us through each applicable vesting date.

(10)

This award vests in three substantially equal installments. The first vesting date occurred on February 26, 2021. The other vesting dates will occur on February 26, 2022 and 2023, subject to the recipient’s continued service with us through each applicable vesting date.

(11)

This award vests one-third on June 15, 2021 and the remainder in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(12)

This option award vests one-third upon the average publicly traded closing stock price of our common stock exceeding each of $6.00, $7.00 and $8.00, in each case, for sixty consecutive calendar days. The vesting of this option award is cumulative. Pursuant to the terms of the applicable award agreement, this option award will remain outstanding and continue to be eligible for vesting until the 18-month anniversary of the date on which Mr. Farhat’s employment was terminated (January 15, 2022).

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to restricted stock awards held by our NEOs that vested in 2020. None of the NEOs exercised stock option awards in 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Terry M. Rich	41,866	94,617
Jonathon M. Singer	74,325	226,094
Ryan M. Bartolucci	5,577	16,800
William S. Durall	—	—
Joshua H. DeRienzis	23,063	41,975
Camille I. Farhat	—	—

Potential Payments upon Termination of Employment or Change in Control

Change in Control

Our standard equity award agreements provide for the vesting of outstanding equity awards to be accelerated upon the occurrence of a “Change in Control” (as defined in our 2018 Incentive Compensation Plan) in which such awards are not assumed or substituted by the successor company in such Change in Control. The table below shows the value attributable to the acceleration of unvested equity awards held by our NEOs, assuming that a Change in Control in which outstanding equity awards were not assumed or substituted occurred on December 31, 2020:

Name	Unvested Equity Awards (1)
Terry M. Rich	$561,956
Jonathon M. Singer	$828,514
Ryan M. Bartolucci	$172,233
William S. Durall	$279,337
Joshua H. DeRienzis	$307,301
Camille I. Farhat	—

(1)

In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of $2.19 per share on December 31, 2020 by the number of shares of restricted stock or, in the case of performance share awards, by the number of shares to be awarded based on target achievement. In the case of option awards, the equity value was determined by multiplying: (i) the difference between the exercise price and the closing stock price of $2.19 per share on December 31, 2020 and (ii) the number of unvested option shares that would vest following a qualifying termination of employment.

Termination of Employment

Employment Agreement—Mr. Rich

On November 25, 2019, we entered into an employment agreement with Mr. Rich, which was amended and restated on June 15, 2020 in connection with Mr. Rich’s appointment as President and Chief Executive Officer (the “Rich Employment Agreement”). The Rich Employment Agreement has an initial term of three years, which expires on December 2, 2022. The Rich Employment Agreement will automatically renew for successive one-year terms on each anniversary of the expiration of the initial term, beginning on December 2, 2022, until terminated. In addition, the Rich Employment Agreement contains customary covenants with respect to confidentiality, non-competition, non-solicitation, and non-interference.

The Rich Employment Agreement provides that, upon the termination of his employment by us without “Cause,” by Mr. Rich for “Good Reason” (each as defined in the Rich Employment Agreement), or as a result of our non-extension of the employment term, and subject to his execution and non-revocation of a release of claims in our favor (a “Release”), Mr. Rich will be entitled to the following: (i) base salary continuation for 12 months (or 18 months if such termination occurs following a “Change in Control” (as defined in the Rich Employment Agreement)); (ii) reimbursement for reasonable outplacement services incurred during the one-year period following the date of termination, not to exceed $30,000; and (iii) if such termination occurs following a Change in Control, (A) a pro-rated target bonus for the year of termination, payable 30 days following the date of termination, and (B) COBRA continuation coverage at active employee rates for up to 18 months. In the event of a violation by Mr. Rich of any of the restrictive covenants contained in the Rich Employment Agreement, any severance then being paid or owed to Mr. Rich will immediately cease and/or be forfeited, as applicable, and Mr. Rich will be required to immediately repay to us the value of any severance payments and benefits previously paid to him.

Employment Agreement—Mr. Singer

We entered into an Employment Agreement with Mr. Singer, dated September 18, 2017 (the “Singer Employment Agreement”), which sets forth the terms of Mr. Singer’s service with us.

The Singer Employment Agreement automatically renews annually at the expiration of the term. In addition, the Singer Employment Agreement contains customary covenants regarding confidentiality, non-competition, non-solicitation, and non-interference.

The Singer Employment Agreement provides that, upon the termination of his employment by us without “Cause,” by Mr. Singer for “Good Reason” (each as defined in the Singer Employment Agreement), or as a result of our non-extension of the employment term, and subject to his execution and non-revocation of a release of claims in our favor, Mr. Singer will be entitled to the following: (i) base salary continuation for 12 months (18 months if such termination occurs following a “Change in Control” (as defined in the Singer Employment Agreement)); (ii) reimbursement for reasonable outplacement services incurred during the one-year period following the date of termination, not to exceed $30,000; and (iii) if such termination occurs following a Change in Control, (A) a pro-rated target bonus for the year of termination, payable 30 days following the date of termination, and (B) COBRA continuation coverage at active employee rates for up to 18 months. In the event of a violation by Mr. Singer of the restrictive covenants contained in the Singer Employment Agreement, any severance then being paid or owed to Mr. Singer will immediately cease and/or be forfeited, as applicable, and Mr. Singer will be required to immediately repay to us the value of any severance payments and benefits previously paid to him.

Employment Agreement—Mr. Durall

We entered into an Employment Agreement with Mr. Durall, dated May 29, 2020 (the “Durall Employment Agreement”), which sets forth the terms of Mr. Durall’s service with us. The Durall Employment Agreement provides for an indefinite term of employment and contains customary covenants on confidentiality, non-solicitation, and non-interference.

The Durall Employment Agreement provides that, upon the involuntary termination of his employment at any time without “Cause” or the voluntary termination of his employment by Mr. Durall for “Good Reason” in connection with or within six months following a “Change in Control” (each as defined in the Durall Employment Agreement), and subject to his execution and non-revocation of a release of claims in our favor,

Mr. Durall will be entitled to the following: (i) 12 months’ base salary, payable over a 12-month period following termination or, at our option in the case of a termination not in connection with a Change in Control, as a lump sum; and (ii) Company-paid COBRA continuation coverage for up to 12 months. The Durall Employment Agreement also provides that all unvested equity awards granted to Mr. Durall will become 100% vested upon the consummation of a Change in Control.

DeRienzis Involuntary Termination Agreement

On January 13, 2020, we entered into an involuntary termination agreement with Mr. DeRienzis (the “DeRienzis Involuntary Termination Agreement”). Pursuant to the terms of the DeRienzis Involuntary Termination Agreement, if Mr. DeRienzis’ employment terminated without “Cause” or he resigned for “Good Reason” (each as defined in the DeRienzis Involuntary Termination Agreement) during the period beginning on the closing of the sale of the OEM businesses and ending on the six-month anniversary thereof, subject to his execution and non-revocation of a release of claims in our favor, Mr. DeRienzis was entitled to the following: (i) 12 months’ base salary, payable as a lump sum within 30 days following the date of his termination; (ii) a pro-rated target bonus for the year of termination, payable within 30 days following the date of his termination; and (iii) a lump sum payment equal to the premium costs of 12 months of COBRA continuation coverage. In the event of a violation by Mr. DeRienzis of the restrictive covenants contained in any agreement between Mr. DeRienzis and us or any of our affiliates, any severance then being paid or owed to Mr. DeRienzis would immediately cease, and Mr. DeRienzis would be required to immediately repay to us the value of any severance payments and benefits previously paid to him. The DeRienzis Involuntary Termination Agreement has now been superseded by an Employment Agreement, as disclosed in the Company’s Form 8-K filed on March 12, 2021.

Farhat Separation Agreement

On July 17, 2020, Mr. Farhat entered into a separation agreement and general release with us (the “Farhat Separation Agreement”), which included, among other things, a lump sum payment of $2,500,000 in lieu of any severance payments under his existing employment agreement, Company-paid COBRA continuation coverage for up to 18 months, a two year non-competition arrangement and a general release of claims in our favor.

The following table discloses the estimated payments and benefits, in addition to any unpaid base salary through the date of termination, reimbursement for any unreimbursed business expenses incurred through the date of termination, any accrued but unused vacation time in accordance with Company policy, and all other payments, benefits or fringe benefits under our benefits plans and program (the “Accrued Benefits”), that would have been provided by us to our NEOs upon a qualifying termination or upon a Change in Control (as that term is defined in any employment agreement or equity award agreement), assuming that (i) their last day of employment was, or the Change in Control occurred on, December 31, 2020 and (ii) the applicable NEOs remain in compliance with any applicable non-competition, non-solicitation and confidentiality restrictions contained in their respective employment agreements.

As noted in the section titled “Compensation Discussion and Analysis,” on July 15, 2020, Mr. Farhat retired from the Company during 2020. On July 17, 2020, Mr. Farhat entered into a separation agreement and general release of claims with us, which provided for the following benefits payable in connection with his termination: (i) a recognition bonus of $2,500,000 for Mr. Farhat’s services during our transition and restructuring and (ii) Company-paid COBRA premiums for 18-months (estimated aggregate cost $22,569). In addition, the 1,950,000 unvested performance-based stock options granted to Mr. Farhat on January 26, 2017 and which vest in one-third installments upon the average publicly traded closing stock price of our common stock exceeding each of $6.00, $7.00 and $8.00, in each case, for sixty consecutive calendar days, will remain outstanding until the 18-month anniversary of the date on which Mr. Farhat’s employment was terminated (January 15, 2022). As of December 31, 2020, the market-based vesting conditions associated with such award had not yet been achieved. Mr. Farhat’s separation agreement provides for a two-year non-competition arrangement and general release of claims in our favor.

	Potential Payouts upon a Qualifying Termination Absent a Change in Control (1)				Potential Payments Upon a Change in Control (2)	Potential Payouts upon a Qualifying Termination Following a Change in Control (3)
Name	Cash Payment (4)	COBRA Reimbursements (5)	Outplacement Services (6)	Total	Unvested Equity Awards (7)	Cash Payment (8)	COBRA Reimbursements (5)	Outplacement Services (6)	Total
Terry M. Rich	$525,000	—	$30,000	$555,000	—	$1,312,500	$41,165	$30,000	$1,383,665
Jonathon M. Singer	$489,436	—	$30,000	$519,436	—	$1,052,287	$41,165	$30,000	$1,123,452
Ryan M. Bartolucci	—	—	—	—	—	—	—	—	—
William S. Durall	$350,000	$27,339	—	$377,339	$279,337	$350,000	$27,339	—	$377,339
Joshua H. DeRienzis	—	—	—	—	—	$525,000	$27,443	—	$552,443
Camille I. Farhat	—	—	—	—	—	—	—	—	—

(1)

A qualifying termination means termination of the named executive officer’s employment: (i) with respect to Messrs. Rich and Singer, by us other than for “Cause,” by the executive for “Good Reason,” or as a result of our non-extension of the employment term; and (ii) with respect to Mr. Durall, by us other than for “Cause.”

(2)	Pursuant to the terms of the Durall Employment Agreement, all unvested equity awards held by Mr. Durall will become 100% vested upon the consummation of a Change in Control.
(3)

A qualifying termination means termination of the NEO’s employment in connection with a Change in Control and: (i) with respect to Messrs. Rich and Singer, by us other than for “Cause,” by the executive for “Good Reason,” or as a result of our non-extension of the employment term; and (ii) with respect to Messrs. Durall and DeRienzis, by us other than for “Cause” or by the executive for “Good Reason.”

(4)	Amounts reported in this column represent the indicated named executive officers’ annual base salaries.
(5)

Amounts reported in this column represent the estimated value of COBRA continuation coverage the indicated named executive officers would be entitled to receive upon a qualifying termination of employment.

(6)	Amounts reported in this column represent the maximum value of outplacement services that may be paid by us for the year in which in the indicated named executive officer’s employment terminates.
(7)

Amounts reported in this column represent the value of equity awards that would be accelerated in connection with a qualifying termination of employment. In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of our common stock of $2.19 per share on December 31, 2020 by the number of shares of restricted stock.

(8)

Amounts reported in this column represent: (i) with respect to each of Messrs. Rich and Singer, the sum of (A) 1.5 times his annual base salary and (B) his target annual bonus, prorated based on the number of full months completed in the performance year in which the termination occurred; (ii) with respect to Mr. Durall, the amount of his annual base salary, which is payable over the twelve-month period following termination; and (iii) with respect to Mr. DeRienzis, the sum of (Y) 1.0 times his annual base salary and (Z) his target annual bonus, prorated based on the number of full months completed in the performance year in which the termination occurred. Because the above table assumes a termination date of December 31, 2020, the full amounts of the target annual bonuses for Messrs. Rich, Singer and DeRienzis have been included for purposes of this disclosure.

NONQUALIFIED DEFERRED COMPENSATION

The Company had an Executive Nonqualified Excess Plan (“Excess Plan”), which was terminated in late 2020. The Excess Plan permitted eligible U.S. employees to defer base pay in excess of the amount taken into account under the Company’s qualified 401(k) Plan. As of December 31, 2020, there were no contributions, earnings, withdrawals, distributions and balances for any of the named executive officers under the Excess Plan.

At the time participation was elected and on an annual basis thereafter, employees were required to specify the amount of base pay and/or the percentage of incentives to be deferred, as well as the time and form of payment. If termination of employment occurred before retirement (defined as at least age 55 with 10 years of service), distribution was made in the form of a lump sum payment, annual installments or a combination of both at the time of termination, subject to any delay required under Section 409A of the Code. At retirement, benefits were paid according to the distribution election made by the participant at the time of the deferral election and were subject to any delay required under Section 409A of the Code. No withdrawals were permitted during employment or prior to the previously elected distribution date, other than “hardship” withdrawals as permitted by applicable law.

Amounts deferred or credited under the Excess Plan were credited with an investment return determined as if the account were invested in one or more investment funds made available by the Company. Accounts maintained for participants under the Excess Plan were not held in trust, and all such accounts were subject to the claims of general creditors of nonqualified deferred compensation plans. No accounts were credited with above-market earnings.

DIRECTOR COMPENSATION

Board compensation is reviewed annually, and changes are recommended by the Compensation Committee and approved by the Board.

Our directors who are also our employees or officers did not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred in connection with their attendance at meetings. In 2020, our non-employee directors other than Dr. Lewicki received an annual Board cash retainer of $50,000, paid in quarterly installments. Also, in 2020, Messrs. Selquist and Simpson were each entitled to an additional annual cash retainer of $50,000 for their service as Chair of the Board, pro-rated in each case to reflect his time served as Chair and, with respect to Mr. Simpson, prior to entering into his consulting agreement (as described below). Non-employee directors received annual chair and member retainers based on committee service as follows:

Description	Amount
Committee Chair Fee	Audit Committee – $20,000 Compensation Committee – $15,000 Nominating and Governance Committee – $10,000

Committee Member Fee	Audit Committee – $10,000 Compensation Committee – $7,500 Nominating and Governance Committee – $5,000

In light of the uncertainty created by the effects of the COVID-19 pandemic, on April 21, 2020 each of our directors elected to defer 100% of their director fees for 2020. Such fees were subsequently paid following the closing of the sale of our OEM businesses.

At the discretion of our Board or Compensation Committee, our directors are also eligible to receive stock awards under our 2018 Incentive Compensation Plan, with a target grant date value in 2020 of $100,000. On February 26, 2020, each of our then-serving independent directors received a grant of 24,692 shares of restricted stock at a stock price of $4.05 per share. On June 1, 2020, Mr. Simpson received a grant of 21,930 shares of restricted stock at a stock price of $2.66 per share. These restricted stock awards were subject to a restricted stock award agreement with one-year vesting. On November 23, 2020, Dr. Lewicki received a pro-rated grant of 12,381 shares of restricted stock at a stock price of $2.10 per share, which vested on February 25, 2021. Non-employee directors are subject to stock ownership guidelines equal to five times the value of the annual Board cash retainer. Non-employee directors have up to five years from the time they join the Board to achieve stock ownership requirements.

We are party to a consulting agreement with Mr. Simpson dated July 20, 2020, which provides for a three year term of service, during which Mr. Simpson is entitled to receive: (i) $275,000 per year for services rendered to us and (ii) a one-time equity grant of 258,621 shares of restricted stock at a stock price of $3.19 per share, which vests in three equal installments on each of the first three anniversaries of the grant date, with no additional grants expected to be made to him during such three-year period. These amounts are in lieu of any other cash payments or equity awards Mr. Simpson may otherwise have been entitled to receive as a member of our Board. Mr. Simpson participated in the director compensation program from his appointment to the Board on June 1, 2020 until his consulting agreement became effective on July 20, 2020. During this time, he received cash retainers pro-rated to reflect his time served on the Board.

The following table discloses the cash fees and stock awards and total compensation earned, paid or awarded, to each of our non-employee directors during 2020. Columns disclosing compensation under the headings “Option Awards,” “Non-Equity Incentive Plan Compensation,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” are not included because no compensation in these categories was awarded to, earned by or paid to our non-employee directors in 2020.

Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation (3)	Total ($)
Stuart F. Simpson (4)	6,770	883,334	123,750	1,013,854
Mark D. Stolper	72,500	100,000	—	172,500
Pawel Lewicki, Ph.D. (5)	—	26,000	—	26,000
Jeffrey C. Lightcap	60,000	100,000	—	160,000
Thomas A. McEachin	70,000	100,000	—	170,000
Paul G. Thomas	62,500	100,000	—	162,500
Nicholas J. Valeriani	62,500	100,000	—	162,500
Shirley A. Weis	65,000	100,000	—	165,000
Curt M. Selquist (6)	55,000	177,286	—	232,286
Christopher R. Sweeney (6)	25,000	177,286	—	202,286

(1)	Amounts in this column represent 2020 annual cash retainer fees for serving on our Board and committees of our Board.
(2)

Reflects the grant date fair value of annual restricted stock awards granted to each non-employee director in February 2020, calculated in accordance with ASC 718 and, in the case of Messrs. Selquist and Sweeney, also includes $77,286 representing the incremental fair value under ASC 718 associated with the modification of their outstanding equity awards in connection with their resignations from the Board, with exceptions as follows: Mr. Simpson received restricted stock awards in June 2020 and July 2020 with grant date fair values of $58,334 and $825,000, respectively; and Dr. Lewicki received a restricted stock award in November 2020 with a grant date fair value of $26,000. As of December 31, 2020, each non-employee director held the following number of unvested shares of restricted stock: Mr. Simpson, 280,551; Dr. Lewicki, 12,381; and each of Messrs. Stolper, Lightcap, McEachin, Thomas and Valeriani and Ms. Weis, 24,692. Messrs. Selquist and Sweeney did not hold any unvested shares of restricted stock as of December 31, 2020.

(3)

The amount reported in this column for Mr. Simpson represents consulting fees paid to him pursuant to the terms of his consulting agreement and in lieu of any amounts Mr. Simpson would otherwise receive as a director.

(4)	Mr. Simpson joined the Board on June 1, 2020.
(5)	Dr. Lewicki joined the Board on November 23, 2020.
(6)	Messrs. Selquist and Sweeney resigned from the Board on July 24, 2020.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Shirley A. Weis (Committee Chair)

Mark D. Stolper

Paul G. Thomas

Nicholas J. Valeriani

PRESIDENT AND CHIEF EXECUTIVE OFFICER PAY RATIO

Mr. Rich’s total compensation in 2020 was $2,180,893. This amount differs from the amount reported in the Total column of the 2020 Summary Compensation Table due to the annualization of Mr. Rich’s base salary to reflect his July 20, 2020 promotion to the position of President and Chief Executive Officer. Mr. Rich’s 2020 total annual compensation was approximately 19.0 times the median employee’s annual total compensation of $114,832.66. The methodology used to identify the median employee uses the same pay components, as well as the same calculation methods and assumptions, disclosed in the 2020 Summary Compensation Table (including salary, bonus, stock awards, option awards, non-equity incentive plan compensation, deferred compensation earnings and other compensation). Compensation levels for employees only working a partial year were annualized. All active employees employed by us on December 31, 2020 were used in determining the median employee. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of the end of the last fiscal year, the number of equity securities authorized for issuance under the Company’s equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,930,718	$3.42	842,608
Equity compensation plans not approved by security holders	2,138,397	$3.10	—

Total	5,069,15	$3.29	842,608

Please see the above summaries on page 56 of this proxy statement under “Employment Agreement – Mr. Rich” and on page 58 of this proxy statement under “Farhat Separation Agreement” of the equity grants awarded to Mr. Rich and Mr. Farhat. Such equity grants were made as inducement grants and were not made under an equity compensation plan approved by Surgalign’s stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 15, 2021 regarding the beneficial ownership of Surgalign’s common stock by: (1) each person known by Surgalign to own beneficially more than 5% of Surgalign’s outstanding common stock; (2) each of Surgalign’s directors; (3) each of Surgalign’s named executive officers; and (4) all of Surgalign’s directors and executive officers as a group. The number of shares of common stock outstanding as of March 15, 2021 was 110,268,280. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. Unless otherwise indicated, the address of the beneficial owner is: c/o Surgalign Holdings, Inc., 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number	Percent
Ryan M. Bartolucci (2)	113,773		*
Joshua H. DeRienzis (3)	182,812		*
Scott Durall (4)	460,884		*
Camille I. Farhat (5)	1,110,619	1.0
Terry M. Rich (6)	1,100,936	1.0
Jonathon M. Singer (7)	558,581		*
Dr. Pawel Lewicki (8)	8,262,381	7.5
Jeffrey C. Lightcap	377,395		*
Thomas A. McEachin	110,438		*
Stuart F. Simpson (9)	613,884		*
Mark D. Stolper	108,143		*
Paul G. Thomas	100,415		*
Nicholas J. Valeriani	111,415		*
Shirley A. Weis	121,531		*

All current executive officers and directors (13 persons) (10)	12,222,588	11.0

Hayfin Capital Holdings Limited (11) c/o Hayfin Capital Management LLP One Eagle Place London, SW1Y 6AF, United Kingdom	5,631,026	7.6

Dimensional Fund Advisors LP (12) Building One, 6300 Bee Cave Road Austin, Texas 78746	4,594,382	6.5

Krensavage Asset Management, LLC (13) 130 E. 59th Street, 11th Floor New York, New York 10022	6,423,408	5.8

Roboticine, Inc. (14)	6,250,000	5.7

*	Represents beneficial ownership of less than 1%.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to restricted stock awards and options, to the extent such options are exercisable or convertible within 60 days after March 15, 2021 (the latest practicable date prior to this proxy statement) are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person. This table does not include performance-based restricted stock grants under the Company’s 2018 Annual Incentive Plan (performance vesting at end of three years, date of grant February 2019), as the number of restricted shares to be awarded is not determinable at the time of grant and the recipients do not have the right to vote or other elements of beneficial ownership until vesting. The unvested shares of restricted stock included in the footnotes are time-based restricted stock grants deemed beneficially owned because the respective holders thereof have the right to vote such shares.
(2)	Includes 36,132 shares of common stock issuable upon the exercise of options and 55,241 shares of restricted stock.
(3)	Includes 38,105 shares of common stock issuable upon the exercise of options and 113,534 shares of restricted stock.
(4)	Includes 100,806 shares of common stock issuable upon the exercise of options and 85,034 shares of restricted stock.
(5)	Camille I. Farhart served as our President and Chief Executive Officer during 2019 and was one of our NEOs in 2019. He resigned from such positions effective as of July 20, 2020.
(6)	Includes 146,367 shares of our common stock issuable upon the exercise of options and 195,154 shares of restricted stock.
(7)	Includes 51,200 shares of common stock issuable upon the exercise of options and 323,435 shares of restricted stock.
(8)

Includes 12,381 shares of restricted stock and 6,250,000 shares of common stock held by Roboticine, Inc., of which Dr. Pawel Lewicki has an indirect beneficial ownership interest as discussed in footnote 23.

(9)	Includes 280,551 shares of restricted stock.
(10)

Includes 334,505 shares of common stock issuable upon the exercise of options and 1,043,214 shares of restricted stock. Excludes shares of common stock held by Camille I. Farhat, who is no longer an executive officer of our Company.

(11)	Information is derived from Schedule 13G, filed with the SEC on March 18, 2019 by Hayfin Capital Holdings Limited.
(12)

Information is derived from Schedule 13G, filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP. According to the above Schedule 13G, Dimensional Fund Advisors, LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors, LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors, LP or its subsidiaries may possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of common stock held by the Funds. However, all securities reported herein are owned by the Funds. The address of Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(13)

Information is derived from Schedule 13G amendment, filed with the SEC on February 14, 2019 by Krensavage Asset Management, LLC. According to the aforementioned Schedule 13G amendment, Krensavage Asset Management, LLC has shared voting power and shared dispositive power with respect to 6,423,408 shares of common stock, Krensavage Partners, L.P. has shared voting power and shared dispositive power with respect to 5,380,449 shares of common stock, and Krensavage Partners Too, L.P. has shared voting power and shared dispositive power with respect to 1,042,959 shares of common stock. The address of Krensavage Asset Management, LLC is 610 Fifth Avenue, Suite 301 New York, New York 10020.

(14)

Information is derived from Schedule 13D, filed with the SEC on November 2, 2020 by Roboticine, Inc. According to the aforementioned Schedule 13D, Roboticine, Inc is majority owned by SSAR Investments, LLC. SSAR Investments, LLC is wholly owned by Neva, LLC. Neva, LLC is wholly owned by Dr. Pawel Lewicki, a member of our board of directors. The directors of Roboticine, Inc. are Dr. Pawel Lewicki and Krzysztof Siemionow. The address of Roboticine, Inc. is 296 Woodward Boulevard, Tulsa, Oklahoma 74114.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm. Towards this goal, the Audit Committee annually evaluates the qualifications, performance, and independence of the Company’s independent registered public accounting firm and determines whether to re-engage the current independent registered public accounting firm. As part of this evaluation, the Audit Committee considers the quality and efficiency of the services provided by the Company’s independent registered public accounting firm, along with its capabilities and its knowledge of the Company and its industry.

Based on this evaluation, in March 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP, independent registered public accounting firm, to audit our accounts for 2021, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its May meeting.

We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2020 and 2019.

	Fiscal 2020	Fiscal 2019
Audit Fees	$3,239,500	$11,450,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$3,239,500	$11,450,000

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP and their respective affiliates for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2020 and 2019, for the Sarbanes-Oxley Section 404 audit of our internal control structure, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those years were $3,239,500 and $11,450,000, respectively. The fiscal 2019 fee includes time and expenses related to the 2018 10-K/A restatements. The fiscal 2020 fee includes the audit of the financial statement recasted for discontinued operations as of December 31, 2019 and 2018 and each of the three years in the period ended December 31, 2019 filed on Form 8-K on December 30, 2020, and in connection with our registration statement on Form S-1, and amendments thereto.

Audit-Related Fees

Deloitte & Touche LLP rendered no professional services for audit-related fees for the years ended December 31, 2020 or 2019.

Tax Fees

Deloitte & Touche LLP rendered no professional services for tax fees for the years ended December 31, 2020 or 2019.

All Other Fees

Deloitte & Touche LLP rendered no professional services for all other fees for the years ended December 31, 2020 and 2019.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. All “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Approval

We are asking you to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. We are asking you to vote, on an advisory basis, FOR the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.”

If the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The Audit Committee presently consists of Mr. McEachin, as Committee Chair, and Messrs. Lightcap and Stolper. All of the Audit Committee members satisfy the definition of independent director as established in the rules of The Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002. The charter of our Audit Committee was updated in July 2020 and is available on our website at http://www.surgalign.com/investors/governance. Under the Charter of the Audit Committee, the Audit Committee assists the Board in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, and pre-approval of the current year audit and non-audit fees with the Company’s independent registered public accounting firm.

Management is responsible for our financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes.

The Audit Committee periodically considers whether an independent auditor change would be advisable. Because of Deloitte & Touche LLP’s lead audit partner rotating every five years, as presently required, along with other customary auditor staffing changes, the Audit Committee believes that Deloitte & Touche LLP provides fresh audit perspective without the incremental costs associated with a change in audit firms.

During the year ended December 31, 2020, the Audit Committee held meetings and otherwise met and communicated with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for 2020. Deloitte & Touche LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by PCAOB AS 1301, “Communication with Audit Committees,” and SEC Rule 2-01 and 2-07 of Regulation S-X. The Audit Committee also discussed with Deloitte & Touche LLP its independence from the Company and received the written disclosures and the letter from Deloitte & Touche LLP concerning independence as required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”. The Audit Committee also reviewed the provision of services by Deloitte & Touche LLP not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of Deloitte & Touche LLP.

The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the interim financial information included in the quarterly Forms 10-Q prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2020 with management and Deloitte & Touche LLP. Deloitte & Touche LLP informed the Audit Committee that the Company’s audited financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of the Sarbanes-Oxley Act and related regulations.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Audit Committee,

Thomas A. McEachin (Committee Chair)

Jeffrey C. Lightcap

Mark D. Stolper

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Board of the Company has adopted a related party transaction policy. The policy requires that all “interested transactions” (as defined below) between the Company and any “related party” (as defined below) are subject to approval or ratification by the Audit Committee. In determining whether to approve or ratify such transactions, the Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is expected to be less than $1 million. Finally, the policy provides that no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Audit Committee.

Under the policy, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year;

•	the Company is a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

A “related party” is defined as any:

•

person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if he or she does not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than five percent beneficial owner of the Company’s common stock; or

•	immediate family member of any of the foregoing.

The Holo Surgical Acquisition

As noted above, on September 29, 2020, we entered into the Holo Surgical Purchase Agreement, pursuant to which, among other things, we consummated the acquisition. As consideration for the acquisition, we agreed to pay to Roboticine, Inc. (“Seller”) $30 million in cash and issue to Seller 6,250,000 shares of our common stock. In addition, the Seller will be entitled to receive contingent consideration from us valued in an aggregate amount of up to $83 million, which must be first paid in shares of our common stock (in an amount up to 8,650,000 shares) and then paid in cash thereafter, contingent upon and following the achievement of certain regulatory, commercial and utilization milestones by specified time periods occurring up to the sixth (6th) anniversary of the closing date. Dr. Pawel Lewicki, a member of our board of directors, indirectly owns approximately 57.5% of the outstanding ownership interests in the Seller. The acquisition was consummated on October 23, 2020 and Dr. Lewicki was appointed to our board of directors on November 23, 2020.

Simpson Consulting Agreement

On July 15, 2020, the Board appointed Stuart F. Simpson to serve as the Chairman of the Board, effective immediately upon consummation of the transactions contemplated by the sale of our OEM businesses. On July 20, 2020, Mr. Simpson entered into a consulting agreement (the “Consulting Agreement”) with us, pursuant to which he will provide consulting services to us. The Consulting Agreement has an initial term of three years, but may be extended with the mutual agreement of the parties. Mr. Simpson will be entitled to an annual consulting fee of $275,000 per year during the term of the Consulting Agreement, payable in 12 equal monthly installments, and we agreed to enter into a restricted stock award agreement, pursuant to which we will grant to Mr. Simpson a restricted stock award equal to $825,000. The restricted stock grant shall vest in three equal amounts on the first, second and third anniversaries of the grant date. These amounts are in lieu of any amounts Mr. Simpson would otherwise receive as a director.

OTHER MATTERS

Our Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

ANNUAL REPORT

A copy (without exhibits) of our Annual Report, including our report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, has been or will be provided with this proxy statement; however, that report is not part of the proxy soliciting information.

Additional copies of the Form 10-K are available, free of charge, upon request directed to:

Investor Relations

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315,

Deerfield, Illinois 60015

Telephone: (224) 303-4651

You can access our 2020 Form 10-K on our website at http://www.surgalign.com/investors/sec-filings-reports. Our Form 10-K is not proxy soliciting material.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

FUTURE STOCKHOLDER PROPOSALS

All stockholder proposals intended to be presented at our Annual Meeting of Stockholders to be held in 2022 must be received by the Corporate Secretary at the address below no later than Tuesday, November 30, 2021 in order to be considered for inclusion in the Board’s proxy statement and form of proxy card relating to the 2022 Annual Meeting. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company sponsored proxy materials. In addition, the proxy solicited by the Board for the 2022 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with written notice of such proposal by Saturday, February 13, 2022. The deadline calculated in accordance with SEC Rule 14a-8, which is 120 days before the anniversary of the date of this year’s proxy statement falls on a Saturday. Accordingly, proposals received after the close of business on that Friday will not be timely. Pursuant to our Bylaws, proposals submitted other than pursuant to Rule 14(a)-8 or director nominations must be delivered to the Corporate Secretary between Tuesday, January 4, 2022 and Thursday, February 3, 2022 to be considered timely. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote Proposals should be addressed to:

Corporate Secretary

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Surgalign files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Accordingly, you can obtain the annual, quarterly and current reports, proxy statements and other information Surgalign files with the SEC, including the documents incorporated by reference in this proxy solicitation statement, without charge through the SEC’s website at www.sec.gov. You can also obtain such documents from Surgalign’s website at www.surgalign.com.

In addition, the SEC allows Surgalign to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy solicitation statement, except for any information that is superseded by information included directly in this proxy solicitation statement.

This proxy solicitation statement incorporates by reference the documents listed below that Surgalign has previously filed or will file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about Surgalign, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

•

Current Reports on Form 8-K filed July 24, 2020, October  5, 2020, October  23, 2020, November  23, 2020, December  30, 2020, January  25, 2021, February  12, 2021, March  5, 2021, March  12, 2021, and March 18, 2021.

In addition, Surgalign incorporates by reference any future filing it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this proxy statement and prior to the date of the Annual Meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

If you are a Surgalign stockholder and would like additional copies of this proxy statement or if you have questions about the proposals to be presented at the Annual Meeting, you should contact Surgalign’s proxy solicitation agent at the following address and telephone number:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (877) 285-5990

Email: info@okapipartners.com

If you are a Surgalign stockholder and would like to request documents, please do so by April 27, 2021, in order to receive them before the Annual Meeting. If you request any documents from Surgalign, it will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Surgalign has been supplied by Surgalign. Information provided by either sets of parties does not constitute any representation, estimate or projection of the other set of parties.

This document is a proxy statement for the Annual Meeting. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

SECOND CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SURGALIGN HOLDINGS, INC.

Surgalign Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That on March 10, 2021, the board of directors of the Corporation (the “Board of Directors”) duly adopted resolutions: (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to increase the authorized shares of the Corporation’s Common Stock; and (ii) declaring such amendment to be advisable.

SECOND: That, in accordance with the provisions of the General Corporation Law of the State of Delaware, the holders of the majority of the issued and outstanding shares of the Corporation entitled to vote thereon approved the amendment at the annual meeting of the Corporation on May 4, 2021.

THIRD: That upon the effectiveness of this certificate, the Amended and Restated Certificate of Incorporation is hereby amended by amending and restating Article FOURTH to read as follows:

“FOURTH: Capital Stock:

This corporation is authorized to issue 300,000,000 shares of Common Stock, $0.001 par value. Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.”

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer of the Corporation this 4th day of May, 2021.

By:
Name:
Title:

A-1

Annex B

SURGALIGN HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.

Purpose. The purpose of the Plan is to provide Employees with opportunities to purchase common stock of the Company at a discounted purchase price, thereby encouraging increased efforts to promote the interests of the Company and its stockholders. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code with respect to Section 423 Offerings. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in Section 423 Offerings in a manner consistent with the requirements of Section 423 of the Code. The Plan shall apply to Offering Periods beginning on or after June 30, 2021.

2.	Definitions.

(a)	Board means the Board of Directors of the Company.

(b)	Brokerage Account means the account in which the Purchased Shares are held.

(c)	Business Day means a day on which NASDAQ is open for trading.

(d)	Code means the Internal Revenue Code of 1986, as amended.

(e)	Committee means the Compensation Committee of the Board or the designee of the Compensation Committee.

(f)	Company means Surgalign Holdings, Inc., a Delaware corporation.

(g)

Compensation means a Participant’s base salary or wages, overtime pay, commissions, cash bonuses, and vacation, holiday, and sick pay. Compensation does not include any other forms of compensation, such as income related to stock option awards, stock grants, and other equity incentive awards, expense reimbursements, relocation-related payments, employee benefit plan payments, death benefits, income from non-cash and fringe benefits, and severance.

(h)

Employee means any individual who is a common law employee of the Company or any Participating Subsidiary whose customary employment with such entity is for (i) at least 30 hours per week and (ii) more than 5 months per calendar year. Employment shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, as appropriate, and in the case of a Section 423 Offering, only to the extent permitted under Section 423 of the Code. For purposes of the Plan, an individual who performs services for the Company or a Participating Subsidiary pursuant to an agreement that classifies such individual’s relationship with the Company or a Participating Subsidiary as other than a common law employee shall not be considered an “employee” with respect to any period preceding the date on which a court or administrative agency issues a final determination that such individual is an “employee.”

(i)	Enrollment Date means the first Business Day of each Offering Period.

(j)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(k)	Exercise Date means the last Business Day of each Offering Period.

(l)

Fair Market Value as of any date means the “NASDAQ Official Closing Price” (as defined on www.nasdaq.com) for a Share (or a substantially similar successor price) as reported on www.nasdaq.com (or a substantially similar successor website) on the relevant valuation date. If no NASDAQ Official Closing Price is reported on such date, Fair Market Value as of such date shall be the NASDAQ Official Closing Price on the previous date on which such price was reported. If the Shares are no longer listed on NASDAQ, the closing price for Shares shall be as reported on the official website for another exchange on which the Shares are listed.

Annex B

(m)	NASDAQ means the Nasdaq Global Select Market.

(n)	Non-Section 423 Offering means an Offering that is not intended to qualify under Section 423 of the Code.

(o)

Offering means an offer of an Option under the Plan that may be exercised on the Exercise Date of an Offering Period. Unless otherwise specified by the Committee, each such offer shall be deemed a separate Offering, even if the dates and other terms of the separate Offerings are identical, and the provisions of the Plan shall separately apply to each Offering. To the extent permitted by Section 423 of the Code, the terms of each separate Section 423 Offering need not be identical, provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code. The terms of each separate Non-Section 423 Offering need not be identical in any case.

(p)

Offering Period means every six-month period beginning each January 1st and July 1st or any other period designated by the Committee that does not exceed 27 months. The first Offering Period under the Plan shall commence on July 1, 2021.

(q)	Option means an option granted under the Plan that entitles a Participant to purchase Shares.

(r)	Participant means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.

(s)	Participating Subsidiary means each Subsidiary that is listed on Schedule A hereto and each other Subsidiary designated by the Board or the Committee from time to time as a Participating Subsidiary.

(t)	Plan means this Surgalign Holdings. Inc. Employee Stock Purchase Plan.

(u)	Purchase Account means the account used to purchase Shares through the exercise of Options under the Plan.

(v)

Purchase Price means the lesser of (A) 85% of the Fair Market Value of a Share on the Enrollment Date and (B) 85% of the Fair Market Value of a Share on the Exercise Date unless the Committee communicates a different per share Purchase Price to Participants prior to the beginning of the Offering Period that is no less than the lesser of (A) 85% of the Fair Market Value of a Share on the Enrollment Date and (B) 85% of the Fair Market Value of a Share on the Exercise Date.

(w)	Purchased Shares means the full Shares issued or delivered pursuant to the exercise of Options under the Plan.

(x)	Section 423 Offering means an Offering that is intended to qualify under Section 423 of the Code.

(y)	Securities Act means the Securities Act of 1933, as amended.

(z)	Shares means the common stock, par value $0.01 per share, of the Company.

(aa)

Subsidiary means an entity, domestic or foreign, of which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary, provided that such entity is also a “subsidiary” within the meaning of Section 424 of the Code.

(bb)	Termination Date means the date on which a Participant terminates employment or on which the Participant ceases to provide services to the Company or a Subsidiary as an employee for any reason.

3.	Eligibility.

(a)	Only Employees shall be eligible to be granted Options, and in no event may a Participant be granted an Option following the Participant’s Termination Date.

(b)

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option if (A) immediately after the grant, the Employee (or any other person whose stock would be attributed to

Annex B

the Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding Options or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries, or (B) the Option would permit the Employee to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time. For purposes of applying the limit described in clause (B) above to a Participant in a Non-Section 423 Offering who is employed outside of the U.S., the exchange rate shall be determined on the last day of the applicable Offering Period.

4.

Option Exercise. Options shall be exercised on behalf of Participants in the Plan every Exercise Date, using payroll deductions that have accumulated in the Participants’ Purchase Accounts during the immediately preceding Offering Period or that have been retained from a prior Offering Period pursuant to Section 8 of the Plan.

5.	Participation.

(a)

An Employee shall be eligible to participate on the first Enrollment Date after the Employee’s first date of employment with the Company or a Participating Subsidiary by properly completing and submitting an election form by the deadline prescribed by the Company. Participation in the Plan is voluntary.

(b)

An Employee who does not become a Participant on the first Enrollment Date on which the Employee is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form by the deadline prescribed by the Company.

(c)

Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period, unless sooner terminated as provided in Section 12 or Section 13 of the Plan.

6.	Payroll Deductions.

(a)

A Participant may elect to have payroll deductions made during an Offering Period equal to no less than 1% of the Participant’s Compensation, up to a maximum of 15% (or any greater amount established by the Committee). The amount of such payroll deductions shall be in whole percentages. All payroll deductions made by a Participant shall be credited to the Participant’s Purchase Account. A Participant may not make any additional payments into the Participant’s Purchase Account. All such payroll deductions shall be made from the Participant’s Compensation after deduction of any tax, social security, and national insurance contributions.

(b)

A Participant may not increase or decrease the rate of payroll deductions during an Offering Period. A Participant may change the Participant’s payroll deduction percentage under subsection (a) above for any subsequent Offering Period by properly completing and submitting an election change form in accordance with the procedures prescribed by the Committee. The change in amount shall be effective as of the first Enrollment Date following the date of filing of the election change form.

(c)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in the Participant’s election form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 12 of the Plan.

7.	Grant of Option. On the applicable Enrollment Date, each Participant in an Offering Period shall be granted an Option to purchase, on the following Exercise Date, a number of full Shares determined by

Annex B

dividing (a) the Participant’s payroll deductions accumulated prior to the Exercise Date and retained in the Participant’s Purchase Account as of the Exercise Date by (b) the applicable Purchase Price.

8.

Exercise of Option. A Participant’s Option shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to the Option shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s Purchase Account. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s Purchase Account that are not sufficient to purchase a full Share shall be retained in the Purchase Account for the next subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 12 of the Plan. All other payroll deductions accumulated in a Participant’s Purchase Account and not used to purchase Shares on an Exercise Date shall be distributed to the Participant. During a Participant’s lifetime, a Participant’s Option is exercisable only by the Participant. The Company shall satisfy the exercise of all Participants’ Options for the purchase of Shares through (a) the issuance of authorized but unissued Shares, (b) the transfer of treasury Shares, (c) the purchase of Shares on behalf of the applicable Participants on the open market through an independent broker, or (d) a combination of the foregoing.

9.

Issuance of Stock. The Shares purchased by a Participant shall be issued in book entry form and shall be considered to be issued and outstanding to the Participant’s credit as of the end of the last day of each Offering Period. The Committee may permit or require that shares be deposited directly in a Brokerage Account with one or more brokers designated by the Committee or to one or more designated agents of the Company, and the Committee may use electronic or automated methods of share transfer. The Committee may require that Shares be retained with such brokers or agents for a designated period of time and may establish other procedures to permit tracking of disqualifying dispositions of such Shares. The Committee may also impose a transaction fee with respect to a sale of Shares issued to a Participant’s credit and held by such a broker or agent. The Committee may permit Shares purchased under the Plan to participate in a dividend reinvestment plan or program maintained by the Company, and the Committee may establish a default method for the payment of dividends.

10.

Approval by Stockholders. Notwithstanding the above, the Plan was expressly made subject to the approval of the stockholders of the Company within 12 months before or after the date the Plan was adopted by the Board, and such stockholder approval was obtained in the manner and to the degree required under applicable federal and state law.

11.	Administration.

(a)

Powers and Duties of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan and Section 423 of the Code and the regulations thereunder, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the terms and conditions of the Options, and the number of Shares subject to each Option. The Committee also shall have the discretionary authority to do everything necessary and appropriate to administer the Plan, including by interpreting the provisions of the Plan (consistent with the provisions of Section 423 of the Code). The Committee may delegate its duties and authority to any of the Company’s officers or employees as it determines to be appropriate. All actions, decisions, determinations, and interpretations by the Committee or its delegate with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs, and legatees. No member of the Board or the Committee, and no officer or director to whom the Committee has delegated its duties and authority, shall be liable for any action, decision, determination, or interpretation made in good faith with respect to the Plan or any Option. Each Section 423 Offering shall be administered so as to ensure that all Participants have the same rights and privileges provided by Section 423(b)(5) of the Code.

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(b)

Brokerage Firm or Financial Institution. The Company, the Board, or the Committee may engage the services of a brokerage firm or financial institution to perform certain ministerial and procedural duties under the Plan. Such duties may include mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing proper tax returns and forms (including information returns) with the appropriate tax authorities and providing to each Participant statements as required by law or regulation.

(c)

Indemnification. Each person who is or has been (A) a member of the Board, (B) a member of the Committee, or (C) an officer or employee of the Company to whom authority was delegated in relation to the Plan shall be indemnified and held harmless by the Company against and from all (x) losses, costs, liabilities, and expenses that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, suit, proceeding, or other action to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan (any “Action”) and (y) amounts paid by such person in settlement of any Action, with the Company’s approval, or paid by such person in satisfaction of any judgment in any Action, provided that in any case such person gives the Company an opportunity, at its own expense, to handle and defend the Action before such person undertakes to handle and defend the Action on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

12.

Withdrawal. A Participant may withdraw from the Plan by properly completing and submitting to the Company a withdrawal form in accordance with the procedures prescribed by the Committee, which must be submitted prior to the date specified by the Committee before the last day of the applicable Offering Period. Upon withdrawal, any payroll deductions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan shall be returned to the Participant. No further payroll deductions for the purchase of Shares shall be made during subsequent Offering Periods, unless the Participant properly completes and submits an election form by the deadline prescribed by the Company. A Participant’s withdrawal from an offering shall not have any effect upon the Participant’s eligibility to participate in the Plan or in any similar plan that may hereafter be adopted by the Company.

13.

Termination of Employment. On a Participant’s Termination Date occurring prior to an Exercise Date, the corresponding payroll deductions credited to the Participant’s Purchase Account shall be returned to the Participant or, in the case of the Participant’s death, to the person or persons entitled to such credited payroll deductions under Section 16, and the Participant’s Option shall be automatically terminated.

14.	Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

15.	Stock.

(a)	The stock subject to Options shall be Shares as traded on the NASDAQ or on any other exchange that the Shares may be listed.

(b)

Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 of the Plan, the maximum number of Shares available for sale under the Plan shall be 5,000,000 Shares. On a given Exercise Date, if the number of Shares with respect to which Options are to be exercised exceeds

Annex B

the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

(c)

A Participant shall have no interest or voting right in Shares covered by the Participant’s Option until the Option is exercised and the Participant becomes a holder of record of Shares acquired pursuant to such exercise.

16.

Designation of Beneficiary. To the extent permitted by applicable law, the Committee may permit Participants to designate beneficiaries to receive any Purchased Shares or payroll deductions in the Participant’s Purchase Account in the event of the Participant’s death. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the Purchased Shares and payroll deductions shall be distributed to the Participant’s estate.

17.

Assignability of Options. Neither payroll deductions credited to a Participant’s Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 16 of the Plan) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 12 of the Plan.

18.	Adjustment of Number of Shares Subject to Options.

(a)

Adjustment. Subject to any required action by the stockholders of the Company, the maximum number of securities available for purchase under the Plan, as well as the price per security and the number of securities covered by each Option that has not yet been exercised shall be appropriately adjusted in the event of any a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, excluding the conversion of any convertible securities of the Company. Such adjustment shall be made by the Board or the Committee, whose determination shall be final, binding, and conclusive. If any such adjustment would result in a fractional security being available under the Plan, such fractional security shall be disregarded. Except as expressly provided in this Section 18(a), no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. The Options granted pursuant to a Section 423 Offering shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the Board may either provide for the purchase of Shares as of the date on which such Offering Period terminates or return to each Participant the payroll deductions credited to the Participant’s Purchase Account.

(c)

Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution to either terminate all outstanding Options and return to each Participant the payroll deductions credited to such Participant’s Purchase Account or

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to provide for the Offering Period in progress to end on a date prior to the consummation of such sale or merger.

19.	Amendments to and Termination of the Plan.

(a)

The Board or the Committee may at any time and for any reason amend, modify, suspend, discontinue, or terminate the Plan without notice, provided that no Participant’s existing rights with respect to existing Options are adversely affected. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation, or stock exchange rule), the Company shall obtain stockholder approval in any manner and to any degree required.

(b)

Without stockholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Board or the Committee may (A) change the Purchase Price or Offering Periods, (B) limit or increase the frequency or number of changes in the amount withheld during an Offering Period, (C) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (D) permit payroll withholding in an amount less or greater than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, (E) establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, (F) and establish other limitations or procedures that the Board or the Committee determines in its sole discretion advisable and consistent with the Plan, except that changes to (1) the Purchase Price, (2) the Offering Period, (3) the maximum percentage of Compensation that may be deducted pursuant to Section 6(a) of the Plan, or (4) the maximum number of Shares that may be purchased in an Offering Period shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Board or the Committee.

20.

No Other Obligations. The receipt of an Option shall not impose any obligation upon a Participant to purchase any Shares covered by the Option. The granting of an Option shall not constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

21.

Notices and Communication. Any notice or other form of communication that the Company or a Participant may be required or permitted to give to the other shall be provided through means designated by the Committee, which may be through any paper or electronic method.

22.	Conditions for Exercise and Issuance.

(a)

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto would comply with all applicable law, domestic or foreign, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares are then listed. Issuance of Shares with respect to an Option shall be subject to the approval of the Company’s counsel with respect to such compliance.

(b)

As a condition to the exercise of an Option, the Company may require the person exercising the Option to represent and warrant, at the time of any such exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of the Company’s counsel, such a representation is required by applicable law as described in subsection (a) above.

Annex B

23.

General Compliance. The Plan shall be administered and Options exercised in compliance with the Securities Act, Exchange Act, and all other applicable securities laws and Company policies, including any insider trading policy of the Company.

24.

Term of the Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board and its approval by the stockholders of the Company and shall continue in effect until terminated pursuant to Section 19 of the Plan.

25.

Governing Law. The Plan and all Options shall be construed in accordance with and governed by the laws of the state of Delaware, without reference to choice-of-law principles and subject in all cases to the Code and regulations thereunder.

26.

Non-U.S. Participants. To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Company may provide for the participation in the Plan by Employees who are subject to the laws of foreign countries or jurisdictions on terms and conditions different from those specified in the Plan, as in the judgment of the Company may be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Company may make modifications or establish procedures or subplans and the like as necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Subsidiaries operate or have employees. Each subplan shall constitute a separate “offering” under the Plan in accordance with Treas. Reg. §1.423-2(a).

Schedule A

Participating Subsidiaries

1.

Annex C

SURGALIGN HOLDINGS, INC.

2021 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Plan”) is to assist Surgalign Holdings, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and consultants to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the willful failure by the Participant to perform his or her duties as assigned by the Company or a Related Entity after receipt of written notice from the Company or a Related Entity; (ii) any material violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any; (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity; (iv) any act by the Participant of material dishonesty or bad faith with respect to the Company or a Related Entity; (v) any material violation or breach by the Participant of the Company’s or Related Entity’s policy for employee conduct, if any; (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any felony or any other crime that involves moral turpitude and causes harm to the Company or any Related Entity (including harm to their reputation). The reasonable good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

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(g) “Change in Control” means a Change in Control as defined in Section 8(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j) “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Related Entity, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Director” means a member of the Board or the board of directors of any Related Entity.

(m) “Disability” means a Participant’s eligibility to receive long-term disability benefits under a plan sponsored by the Company or a Related Entity, or if no such plan is applicable, a Participant’s inability to perform the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, the term “Disability” means disabled within the meaning of Section 22(e)(3) of the Code.

(n) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(o) “Effective Date” means the effective date of the Plan, which shall be May 4, 2021, provided that no awards will be granted unless and until the shareholders of the Company approve the Plan at the Company’s 2021 annual meeting of stockholders.

(p) “Eligible Person” means each officer, Director, Employee or Consultant to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or

Annex C

subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(q) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(t) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon; (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company or Related Entity of the Participant’s Continuous Service other than for Cause, death or by reason of the Participant’s Disability, or (v) any material reduction in the Participant’s base salary (unless such reduction is part of a Company-wide reduction that affects a majority of the persons of comparable level to the Participant); provided that none of the conditions set forth above may constitute Good Reason unless (A) the Participant provides written notice to the Company of the existence of such condition no later than 60 days after the Participant knows or reasonably should know of the existence of such condition, (B) the Company fails to remedy such condition within 30 days after receipt of such notice, and (C) the Participant resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (B).

(u) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(w) “Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii) hereof.

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(x) “Listing Market” means the NASDAQ Global Stock Market or any other national securities exchange on which any securities of the Company are listed for trading.

(y) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(z) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(aa) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(bb) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(cc) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(dd) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ee) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ff) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(hh) “Prior Plans” means collectively, the RTI Surgical, Inc. 2018 Incentive Compensation Plan, the RTI Surgical, Inc. 2015 Incentive Compensation Plan, the RTI Surgical, Inc. 2010 Equity Incentive Plan (f/k/a the RTI Biologics, Inc. 2010 Equity Incentive Plan), the Regeneration Technologies, Inc. 2004 Equity Incentive Plan, the Regeneration Technologies, Inc. 1998 Stock Option Plan; the Tutogen Medical, Inc. 2006 Incentive and Non-Statutory Stock Option Plan and the Tutogen Medical, Inc. 1996 Stock Option Plan, as each may have been amended from time to time.

(ii) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(jj) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends on vested Shares), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

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(kk) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(ll) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(mm) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(nn) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(oo) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp) “Shares” means the shares of common stock of the Company, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by an entity, (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary or any Participant or Beneficiary, or any transferee under Section 9(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.

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(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to (i) 5,000,000, plus (ii) the shares remaining available for awards under the RTI Surgical Inc. 2018 Incentive Compensation Plan, all of which shall be available for Incentive Stock Options. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited or expire or are settled in cash, then such non-issued Shares shall again be available for delivery and shall not be counted against the total number of Shares available under the Plan. However, notwithstanding the previous sentence or anything herein to the contrary, if any Shares subjected to an Award are not delivered to a Participant because such Shares: (i) are tendered as payment for an option exercise; (ii) are withheld from exercised shares to cover taxes, including all Awards to cover full value Awards and appreciation awards; (iii) have been repurchased by the Company using stock option exercise proceeds; or (iv) have been used to settle any Stock Appreciation Right Award, then such non-delivered Shares shall not return to the pool of Shares available for delivery under the Plan and shall be counted against the total number of Shares available under the Plan.

(ii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that an entity acquired by the

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Company or any Related Entity or with which the Company or any Related Entity combined has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market.

(iii) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 5,842,608 Shares.

(v) Notwithstanding anything in this Section 4 to the contrary, the aggregate value of cash compensation and the grant date fair value of Shares that may be paid or granted during any fiscal year of the Company to any Participant who is a Director but is not also an Employee or Consultant shall not exceed $400,000.

(d) No Further Awards Under Prior Plans. In light of the adoption of this Plan, no further awards shall be made under the Prior Plans on and after the Effective Date.

5. Eligibility. Awards may be granted under the Plan only to Eligible Persons.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the

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extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C) if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

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(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that if and to the extent that it would not violate Section 409A of the Code, the grant price for a Stock Appreciation Right that is granted as a Substitute Award for an outstanding Option may be lower than 100% of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right if it is not less than the exercise price of the Option for which it is substituted. Other than pursuant to Section 9(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as or subsequently to the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the

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Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee), but, notwithstanding anything to the contrary herein or in any Award Agreement, only to the extent that the Participant’s Restricted Stock Award has vested. In accordance with Section 6(d)(iv) below, dividends may be issued on a Participant’s unvested Restricted Stock but shall be subject to the vesting schedule applicable to the unvested Restricted Stock and delivered only upon the underlying Shares vesting. During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. For dividends issuable on the unvested portion of a Restricted Stock Award, except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee will require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions as the Committee may impose, which shall include a minimum vesting requirement in accordance with Section 7(f)

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herein, and which restrictions may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, and except as otherwise provided in the last sentence of Section 6(h) hereof, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and whether the amount or value thereof shall be automatically deemed reinvested in additional Restricted Stock Units or other Awards, or if not so reinvested whether the amount shall earn interest and at what rate for the period deferred, shall either be determined by the Committee or the Committee shall permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code. However, notwithstanding any provision herein or in any Award Agreement to the contrary, a Participant shall only be paid Dividend Equivalents on the vested portion of the Participant’s Restricted Stock Unit Award.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents and Dividends. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award; provided that no dividends or Dividend Equivalents shall be payable, credited or accrued with respect to an Option or a Stock Appreciation Right Award. Except as otherwise provided in the last sentence of Section 6(h) hereof, the

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Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited. Notwithstanding anything herein to the contrary, neither dividends nor Dividend Equivalents shall be payable on unvested Awards unless and until the date the Participant vests in such Award. If provided in the Award Agreement, dividends or Dividend Equivalents relating to unvested Awards may accrue and be paid to Participants at the time of vesting of the underlying Award and shall be forfeited to the extent the underlying Award is forfeited. Nothing in this Section 6(g) shall require the payment or accrual of dividends or Dividend Equivalents on any Awards.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 8 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee based upon any criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code. Notwithstanding any other provision of this Plan to the contrary, cash dividends, Shares, and any other property (other than cash) distributed as a dividend or otherwise with respect to any Performance Awards or any other Awards that are subject to satisfaction of performance goals, shall either (i) not be paid or credited, or (ii) be accumulated, shall be subject to satisfaction of the same performance goals to which the vesting of the underlying Award is subject, and shall be paid at the time such restrictions and risk of forfeiture lapses.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Sections 6(b)(i) and 6(c)(i) herein, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity.

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Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee. The term of any Option or Stock Appreciation Right shall not exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant and payments made or Shares issued upon or following the exercise of an Option or a Stock Appreciation Right Award shall not be deferred except to the extent permitted under Section 409A of the Code. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash may be paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on a deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be

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construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

(f) Minimum Vesting Requirements. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, each Award granted to an Eligible Person shall have a minimum vesting period and/or Performance Period of one (1) year from the date of grant of the Award and no portion of an Award shall vest

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prior to one (1) year from the date of grant of the Award; provided, however, that, such restriction shall not apply to awards granted under this Plan with respect to the number of Shares that in the aggregate does not exceed five percent (5%) of the total number of Shares available for awards under this Plan. This Section 7(f) shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an Award upon or after a Change in Control or termination of employment or otherwise pursuant to the terms of the Plan.

8. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 8(b):

(i) Except as provided in clause (iv) below, any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii) Except as provided in clause (iv) below, any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or on a pro-rata basis based on the portion of the Performance Period completed as of the Change in Control).

(iv) Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company and any Subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall not be accelerated as described in Sections 8(a)(i) and (ii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 9(c)(ii) hereof. For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the

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consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Definition of “Change in Control”. A “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than thirty-five percent (35%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control: (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately

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following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale.

9. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. Notwithstanding anything herein to the contrary, no transfer to a third-party who is not a “Permitted Assignee” is permitted, and no transfer of an Award may be made for consideration.

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(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 8 of this Plan relating to vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

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(iii) Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s

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Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(h) Clawback of Benefits.

(i) The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”), provided that the following conditions are satisfied: (1) there is an accounting restatement of the Company’s financial statements or results and (2) the restatement results from a noncompliance by the Company with any requirements under or related to the federal securities laws. In such an event, the clawback will be in an amount of up to the total economic gain from any stock-based grants within the five-year period preceding the restatement. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(ii) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with Company’s Corporate Governance Guidelines, Code of Conduct and Ethics, Code of Ethics for the Chief Executive Officer’s and Senior Financial Officer’s or any other corporate governance materials specified by the SEC or exchange on which common stock of the Company is listed, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related

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Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements.

(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Prior Plans and Grandfathered Status. All awards granted under any Prior Plan that remain issued and outstanding as of the Effective Date shall continue to be governed by the terms of the Prior Plan under which such issued and outstanding award was granted. Any award granted under a Prior Plan on or before November 2, 2017 that was intended to qualify as “performance-based compensation” under the version of Section 162(m) of the Code that was in effect for tax years beginning prior to January 1, 2018 (“Former Section 162(m)”), and that remains issued and outstanding under a Prior Plan as of the Effective Date, is intended to receive “grandfathered” status under Section 13601(e)(2) of the Tax Cuts and Jobs Act (P.L. 115-97) and shall be administered appropriately under the terms of the applicable Prior Plan so that such performance-based compensation awards shall continue to receive the favorable tax treatment provided to performance-based compensation under Former Section 162(m).

(m) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(n) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(o) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(p) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

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(q) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

SURGALIGN HOLDINGS, INC.
520 LAKE COOK ROAD, SUITE 315
DEERFIELD, ILLINOIS 60015
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SURGALIGN HOLDINGS, INC.
For All Withhold All For All Except
The Board recommends a vote FOR all the listed nominees and FOR Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:
1) Sheryl L. Conley
2) Paul Lewicki
3) Jeffrey C. Lightcap
4) Thomas A. McEachin
5) Terry M. Rich
6) Stuart F. Simpson
7) Mark D. Stolper
8) Paul G. Thomas
9) Nicholas J. Valeriani
For Against Abstain
2. To approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 150,000,000 shares of common stock to 300,000,000 shares of common stock.
3. To approve and adopt the Surgalign Holdings, Inc. Employee Stock Purchase Plan.
4. To approve and adopt the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan.
5. To approve, on a non-binding, advisory basis, the compensation of our named executive officers for 2020, as disclosed in the proxy statement.
6. To ratify the appointment of Deloitte & Touche LLP as Surgalign’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
NOTE: In their discretion, the proxies may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

EVERY VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on Tuesday, May 4, 2021 This Notice of Annual Meeting, Proxy Statement and Annual Report are available at: http://www.proxydocs.com/SRGA
IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL THE CARD
D39381-P53770
PROXY CARD
SURGALIGN HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 4, 2021
PROXY CARD
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The undersigned, a stockholder of Surgalign Holdings, Inc. (the “Corporation”), hereby constitutes and appoints TERRY M. RICH, JONATHON M. SINGER and JOSHUA H. DeRIENZIS, and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, May 4, 2021, and at any and all adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5 AND PROPOSAL 6.
Continued and to be signed on reverse side